UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MARVELL TECHNOLOGY GROUP LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARVELL TECHNOLOGY GROUP LTD.

May 15, 2012

Dear Fellow Shareholders:

You are cordially invited to attend the 2012 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, scheduled to be held at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054, on Thursday, June 28, 2012 at 4:00 p.m. Pacific time.

As described in the accompanying notice of annual general meeting of shareholders and proxy statement, shareholders will be asked to (1) vote on the election of five directors, each for a term of one year; (2) conduct an advisory (non-binding) vote to approve named executive officer compensation; and (3) re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013. Directors and executive officers will be present at the annual general meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders over the Internet rather than in paper form. We believe these rules allow us to provide our shareholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and our carbon footprint.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual general meeting, please submit your proxy as soon as possible. On or about May 16, 2012, we mailed our shareholders a notice containing instructions on how to access our proxy materials and submit their proxy electronically over the Internet. The notice also included instructions on how you can receive a paper copy of your proxy materials, including the notice of the annual general meeting, proxy statement and proxy card. If you received your proxy materials by mail, the notice of the annual general meeting, proxy statement and proxy card from our board of directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to our proxy materials on the Internet.

All shareholders of record on May 1, 2012 are invited to attend the annual general meeting. Only shareholders and persons holding proxies from shareholders may attend the meeting. If you are a shareholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the meeting.

On behalf of our board of directors and all of our employees, I wish to thank you for your continued support.

Sincerely,

/s/ Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board,

President and Chief Executive Officer

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 28, 2012

The 2012 annual general meeting of shareholders of Marvell Technology Group Ltd., a Bermuda company, is scheduled to be held on June 28, 2012, at 4:00 p.m. Pacific time. The annual general meeting of shareholders (the “annual general meeting”) will take place at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054.

The purposes of the annual general meeting are:

1. To elect five directors, who will hold office for a one-year term until the 2013 annual general meeting of shareholders or until their respective successors are duly elected;

2. To conduct an advisory (non-binding) vote to approve named executive officer compensation; and

3. To re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013.

If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

We will also lay before the meeting our audited financial statements for the fiscal year ended January 28, 2012 pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and our Third Amended and Restated Bye-Laws.

The foregoing items of business are more fully described in the proxy statement accompanying this notice of annual general meeting. None of the proposals requires the approval of any other proposal to become effective.

We have established the close of business on May 1, 2012 as the record date for determining those shareholders entitled to notice of and to vote at the annual general meeting or any adjournment or postponement thereof. Only holders of common shares, par value $0.002 per share, as of the record date are entitled to notice of and to vote at the annual general meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend the annual general meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised. If you attend the annual general meeting and vote in person, your proxy will not be used.

Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the annual general meeting in person, it is important that your shares be represented and voted at the annual general meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.

This notice incorporates the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board of Directors,

President and Chief Executive Officer

Santa Clara, California

May 15, 2012

Page
Introduction	1

Information Regarding the Annual General Meeting	1

Questions and Answers about our Annual General Meeting	2

Presentation of Financial Statements	8

Proposal No. 1: Election of Directors	9

Board of Directors and Committees of the Board	10

Executive Compensation Committee Interlocks and Insider Participation	22

Executive Compensation	23

Security Ownership of Certain Beneficial Owners and Management	51

Related Party Transactions	53

Report of the Audit Committee	55

Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation	57

Proposal No. 3: Re-Appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration	59

Information Concerning Independent Registered Public Accounting Firm	59

Future Shareholder Proposals and Nominations for the 2013 Annual General Meeting	61

Section 16(a) Beneficial Ownership Reporting Compliance	61

Other Matters	62

Annual Report on Form 10-K	62

MARVELL TECHNOLOGY GROUP LTD.

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 28, 2012

INTRODUCTION

These proxy materials are furnished in connection with the solicitation by the board of directors of Marvell Technology Group Ltd., a Bermuda company, of proxies for use at our 2012 annual general meeting of shareholders (referred to herein as the “annual general meeting” or the “meeting”) scheduled to be held at 4:00 p.m. Pacific time on June 28, 2012 at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054.

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement has information about the meeting and was prepared by our management for the board of directors of Marvell Technology Group Ltd. This proxy statement is being made available on or about May 15, 2012. Each member of our board of directors supports each action for which your vote is solicited.

Your board of directors asks you to appoint Sehat Sutardja, Ph.D., our Chairman, President and Chief Executive Officer, and Clyde R. Hosein, our Chief Financial Officer and Secretary, as your proxy holders to vote your shares at the meeting. You make this appointment by properly completing the enclosed proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.

We maintain our registered and business office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Our telephone number in Bermuda is (441) 296-6395.

Record Date and Shares Outstanding

The record date for the annual general meeting has been set as the close of business on May 1, 2012. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 573,066,603 issued common shares, par value $0.002 per share (“common shares” or “shares”). Each issued common share is entitled to one vote on the proposals to be voted on at the meeting. Shares held as of the record date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

In this proxy statement, we sometimes refer to our group holding company, Marvell Technology Group Ltd., as “we,” “us,” “our” or “Marvell.” In this proxy statement, we refer to the fiscal year ended January 31, 2009 as fiscal 2009, the fiscal year ended January 30, 2010 as fiscal 2010, the fiscal year ended January 29, 2011 as fiscal 2011, the fiscal year ended January 28, 2012 as fiscal 2012 and the fiscal year ending February 2, 2013 as fiscal 2013.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL GENERAL MEETING

Q: Why am I receiving these materials?

A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2012 annual general meeting of shareholders to be held at 4:00 p.m. Pacific time on June 28, 2012. These materials were first sent or given to shareholders on or about May 16, 2012. You are invited to attend the annual general meeting and are requested to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?

A: These proxy materials include:

•	Our proxy statement for the annual general meeting of shareholders

•	A Shareholder Letter from our Chairman

•	Our Annual Report on Form 10-K for the year ended January 28, 2012, dated March 27, 2012 and as filed with the U.S. Securities and Exchange Commission (“SEC”)

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual general meeting.

Q: What proposals will be considered at the meeting?

A: The specific proposals to be considered and acted upon at the annual general meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders and include (1) the election of five directors, who will hold office for a one-year term until the 2013 annual general meeting of shareholders or until their successors are duly elected (see “Proposal No. 1: Election of Directors” at page 9 of this proxy statement); (2) an advisory (non-binding) vote to approve compensation of our named executive officers (see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation” at page 57 of this proxy statement); and (3) the re-appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013 (see “Proposal No. 3: Re-appointment of Auditors and Independent Registered Public Accounting Firm, and Authorization of the Audit Committee to Fix Remuneration” at page 59 of this proxy statement).

If any other matters properly come before the meeting or any adjournment or postponement of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

In addition, in accordance with Section 84 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and Bye-Law 73 of our Third Amended and Restated Bye-Laws (the “Bye-Laws”), our audited financial statements for the fiscal year ended January 28, 2012 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Q: How does our board of directors recommend that I vote on the proposals?

A: At the annual general meeting, our board of directors unanimously recommends our shareholders vote:

1.	FOR the election of five director nominees listed in Proposal No. 1, who will hold office for a one-year term until the 2013 annual general meeting of shareholders or until their respective successors are duly elected (see Proposal No. 1);

2.	FOR the approval, on an advisory and non-binding basis, of named executive officer compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures (see Proposal No. 2); and

3.	FOR the re-appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013 (see Proposal No. 3).

If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a paper copy of proxy materials?

A: The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you on how to submit your proxy electronically over the Internet or by mail.

Q: How can I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View the proxy materials for the annual general meeting on the Internet; and

•	Instruct us to send future proxy materials to you by email.

Our proxy materials are also available on our website at the investor relations page of our website at www.marvell.com or by going to www.marvellproxy.com.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual general meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: Who can vote?

A: The record date for the annual general meeting has been set as the close of business on May 1, 2012. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 573,066,603 common shares outstanding. Each share outstanding is entitled to one vote on the proposals to be voted on at the meeting. There is no cumulative voting in the election of directors. Shares held as of the record date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What should I do now to vote?

A: You may vote your shares either by voting in person at the meeting or by submitting a completed proxy. The meeting will take place on June 28, 2012. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held in “street name.” Most of our shareholders hold their shares through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q: If I am a shareholder of record, how do I vote my shares?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you. There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the annual general meeting. We will provide you a ballot when you arrive.

•	Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. You may submit your proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?

A: If your shares are held in a stock brokerage account or by a bank or other nominee, your are considered the beneficial owner of the shares held in “street name,” and the Notice will either be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you may also vote your shares in person at the annual meeting. You must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the annual meeting. To be able to vote your shares held in street name at the annual meeting, you will need to obtain a proxy from the holder of record.

Q: What happens if I do not cast a vote?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the annual general meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual general meeting. With regard to Proposal No. 1 through Proposal No. 3, a shareholder may also abstain from voting. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstention votes have the same effect as an “against” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.

Beneficial owners — If you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder.

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recently, regulations changed to take away the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis or on matters pertaining to executive compensation. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote in the election of directors (Proposal No. 1) or with respect to votes related to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf.

The proposal at the annual general meeting to appoint PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors (Proposal No. 1) and the proposal to approve on an advisory basis named executive officer compensation (Proposal No. 2) are not considered routine matters for which brokerage firms may vote unvoted shares and it is important to us that you affirmatively vote for Proposal No. 1 and Proposal No. 2.

Q: How are votes counted?

A: Each share will be entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

Q: What if I plan to attend the meeting in person?

A: To help ensure your shares are voted, we recommend that you submit your proxy or voting instruction form anyway. If you are a shareholder of record, please bring a form of personal identification to be admitted to the meeting. If your shares are held in the name of your broker, bank or other nominee and you plan to attend the meeting, you must present proof of your beneficial ownership of those shares as of the record date, such as a bank or brokerage account statement or letter, together with a form of personal identification, to be admitted to the meeting.

Q: How can I change my instructions after I have submitted a proxy?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual general meeting. You may submit another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual general meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the annual general meeting and voting in person.

Q: What if other matters come up at the meeting?

A: The matters described in this proxy statement are the only matters that we know will be voted on at the meeting. If any other matters properly come before the annual general meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q: What quorum is required for action at the meeting?

A: The presence in person of two or more persons representing in person or by proxy in excess of 50% of the total issued voting shares of Marvell throughout the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the annual general meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our board of directors in accordance with the Bye-Laws in order to permit the further solicitation of proxies.

Q: What vote is required to approve each proposal?

A: Proposal No. 1: The nominees for director receiving the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting will be elected as directors to serve until the next annual general meeting of shareholders or until their successors are duly elected. Abstention votes have the same effect as an “against” vote with respect to the election of directors and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our shareholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our board of directors; however, our board of directors and the executive compensation committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for our fiscal year ending February 2, 2013, requires the affirmative vote of a simple majority of the votes cast in person or by proxy at the annual general meeting in order to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Q: Does any shareholder own a majority of our shares?

A: No.

Q: What does it mean if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A: If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with brokers or the Transfer Agent. Please vote all of these shares. To instruct for all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q: May shareholders ask questions at the annual general meeting?

A: Yes. Representatives of Marvell will answer shareholders’ questions of general interest following the formal agenda of the annual general meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Q: Who is making and paying for this proxy solicitation?

A: This proxy is solicited on behalf of our board of directors. We will pay the cost of distributing this proxy statement and related materials. We have hired Georgeson, Inc. to assist in the distribution of proxy materials and the solicitation of proxies for an initial fee estimated at $7,000, plus an additional fee per shareholder for shareholder solicitations. We will bear the cost of soliciting proxies. We will also reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: How can I find out the results of the voting at the annual general meeting?

A: Preliminary voting results will be announced at the meeting. Final voting results will be published in our Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q: Whom should I call if I have questions about the annual general meeting?

A: You should contact either of the following:

Sukhi Nagesh

Vice President, Investor Relations

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, CA 95054

Fax: (408) 222-1917

Phone: (408) 222-8373

or

The proxy solicitor:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038

Fax: (212) 440-9009

Phone: (212) 440-9800

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and Bye-Law 73 of the Bye-Laws, our audited financial statements for the fiscal year ended January 28, 2012 will be presented at the annual general meeting. These statements have been approved by our board of directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees

The Bye-Laws provide for not less than two directors or such number in excess thereof as our board of directors may determine. The number of directors is currently fixed at six and there are currently six members serving on our board of directors. The nominating and governance committee and our board of directors have nominated Dr. Randhir Thakur and four current members of our board of directors to stand for election at the annual general meeting of shareholders. If Dr. Thakur and the other current nominees are elected, we will have six members serving on our board of directors. On May 8, 2012, it was announced that Dr. Ta-lin Hsu had made a decision to resign from our board of directors effective as of the date of our 2012 annual general meeting.

At our 2010 annual general meeting of shareholders, our shareholders approved a proposal to declassify our board of directors, which is being phased-in for current members as their current terms expire and began with the 2011 annual general meeting. Each director elected at the 2011 annual general meeting and thereafter serves a one year term and is required to stand for reelection at each annual general meeting of the shareholders. Previously, our board of directors was divided into three classes and served staggered three year terms. Continuing directors elected prior to the 2011 annual general meeting will serve the remainder of their staggered terms. Any new nominees appointed as directors will serve a one year term and will be required to stand for reelection at each annual general meeting of the shareholders thereafter. The following table sets forth when the current nominees and each current director would be required to stand for reelection:

2012 Annual General Meeting	2013 Annual General Meeting and thereafter
Dr. Juergen Gromer Arturo Krueger Dr. Pantas Sutardja Dr. Sehat Sutardja Dr. Randhir Thakur	Dr. Juergen Gromer Dr. John G. Kassakian Arturo Krueger Dr. Pantas Sutardja Dr. Sehat Sutardja Dr. Randhir Thakur

Our director nominees for the 2012 annual general meeting are Dr. Juergen Gromer, Arturo Krueger, Dr. Pantas Sutardja, Dr. Sehat Sutardja and Dr. Randhir Thakur. If Dr. Thakur is elected, it is anticipated that Dr. Thakur will be appointed to serve on the nominating and governance committee. Biographical information for the nominees and continuing director can be found beginning on page 10 of this proxy statement. We have been advised that each of our nominees and the continuing director are willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of Dr. Gromer, Mr. Krueger, Dr. Pantas Sutardja, Dr. Sehat Sutardja and/or Dr. Thakur should be unable to serve as director, the proxy holders may vote for a substitute nominee recommended by the nominating and governance committee and approved by our board of directors.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR the nominees for director identified above.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions are included in the calculation of votes cast and will have the same effect as an “against” vote with respect to the election of such director. Broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. If the proposal for the appointment of a director nominee does not receive the required affirmative vote of a simple majority of the votes cast, then the director will not be appointed and the position on our board of directors that would have been filled by the director nominee will become vacant. Our board of directors has the ability to fill the vacancy upon the recommendation of the nominating and governance committee, in accordance with the Bye-Laws, with that director subject to election by our shareholders at the next following annual general meeting of shareholders.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Directors and Nominees

The following table sets forth information with respect to our directors, including each of our nominees, as of April 27, 2012. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Name of Director or Nominee	Age	Term Expires	Background
Sehat Sutardja, Ph.D.*	50	2012

Dr. Sehat Sutardja, one of our co-founders, has served as the President, Chief Executive Officer and Co-Chairman of our board of directors since our inception in 1995, and Chairman of our board of directors since 2003. Dr. Sehat Sutardja holds one private company directorship. Dr. Sehat Sutardja is widely regarded as one of the pioneers of the modern semiconductor age. His breakthrough designs and guiding vision have helped transform numerous industry segments, from data storage to the high performance, low power chips now driving the growing global markets for mobile computing and telephony. His lifetime passion for electronics began early; he became a certified radio repair technician at age 13 and electronics have been a major part of his life ever since. Dr. Sutardja has become an internationally-recognized proponent of new energy efficiency standards for consumer electronics. To that end, he has been working with the governments in both the U.S. and China to establish efficiency performance standards that could produce significant cost and carbon savings. Dr. Sehat Sutardja has been deeply involved in the daily challenges of running a global growth company for many years and participates heavily in our engineering and marketing efforts across analog, video processor and microprocessor design, while offering input across all of our other product lines. It is this understanding of our employees and products that have positioned him well to serve as our Chairman, President and Chief Executive Officer and as a director.

Dr. Sehat Sutardja holds a BS from Iowa State University, and a MS and Ph.D. in Electrical Engineering and Computer Science from the University of California at Berkeley. In 2006, Dr. Sehat Sutardja was recognized as the Inventor of the Year by the Silicon Valley Intellectual Property Law Association. Dr. Sehat Sutardja was elected as a Fellow to the IEEE in 2007 and holds over 150 U.S. patents. Dr. Sehat Sutardja is the brother of Dr. Pantas Sutardja.

Name of Director or Nominee	Age	Term Expires	Background
Pantas Sutardja, Ph.D.*	49	2012

Dr. Pantas Sutardja, one of our co-founders, has served as Vice President and a director since our inception in 1995. Dr. Pantas Sutardja was appointed Chief Technology Officer in 2000 and Chief Research and Development Officer in August 2007. Dr. Pantas Sutardja served as our Acting Chief Operating Officer from September 2007 until June 2008. Dr. Pantas Sutardja has over two decades of experience in the semiconductor industry and continues to be a valuable contributor to our board of directors.

Dr. Pantas Sutardja holds a BS, MS and Ph.D. in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Pantas Sutardja is the brother of Dr. Sehat Sutardja.

Juergen Gromer, Ph.D. (1)(2)(3)*	67	2012

Dr. Juergen Gromer has served as a director since October 2007. Dr. Gromer is the retired President of Tyco Electronics Ltd., an electronics company, a position which he held from April 1999 until December 31, 2007. Dr. Gromer formerly held senior management positions from 1983 to 1998 at AMP Incorporated (acquired by Tyco International in April 1999) including Senior Vice President of Worldwide Sales and Services, President of the Global Automotive Division, Vice President of Central and Eastern Europe and General Manager of AMP. Dr. Gromer has over 20 years of AMP and Tyco Electronics’ experience, serving in a wide variety of regional and global assignments, which allows Dr. Gromer to provide important perspectives on issues facing a technology company. Dr. Gromer brings considerable directorial, financial, governance and global leadership experience to our board of directors, as he is currently serving on the boards of Tyco Electronics Ltd. (now called TE Connectivity Ltd.) and WABCO Holdings Inc., and previously served as a director of RWE Rhein Ruhr from 2000 to 2009. Dr. Gromer is also Chairman of the Board of the Society of Economic Development of the District Bergstrasse/Hessen, a member of the Advisory Board of Commerzbank and a director of the Board and Vice President of the American Chamber of Commerce in Germany.

Dr. Gromer received his undergraduate degree and Ph.D. in Physics from the University of Stuttgart, Germany.

John G. Kassakian, Sc.D. (1)(2)	69	2013

Dr. John G. Kassakian has served as a director since July 2008. Dr. Kassakian has been a member of the faculty of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology (“MIT”) since 1973 and has served as Director of the MIT Laboratory for Electromagnetic and Electronic Systems from 1991 to 2009. Dr. Kassakian is the founding President of the IEEE Power Electronics Society, a member of the National Academy of Engineering, and is the recipient of the IEEE Centennial Medal, the IEEE William E. Newell Award, the IEEE Power Electronics Society’s Distinguished Service Award and the IEEE Millennium Medal. Dr. Kassakian’s expertise in the semiconductor field and academic experience related to the technology sector makes Dr. Kassakian a valuable contributor to our board of directors.

Dr. Kassakian holds S.B., S.M., E.E. and Sc.D. degrees from MIT.

Name of Director or Nominee	Age	Term Expires	Background
Arturo Krueger(1)(2)(3)*	72	2012

Arturo Krueger has served as a director since August 2005 and as our lead independent director since April 2009. Mr. Krueger has more than 40 years of experience in the international semiconductor industry and acquired a wealth of experience in complex systems architecture, semiconductor design and development, operations, and international marketing, as well as general management of a large company. Since his retirement in February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets and is serving on several advisory boards. Mr. Krueger joined Motorola in 1996 as a systems engineer and last served prior to his retirement as Corporate Vice President and General Manager of Motorola Corporation’s Semiconductor Products Sector for Europe, Middle East and Africa from January 1998 until February 2001. During his time at Motorola, Mr. Krueger served as the director of the Advanced Architectural and Design Automation Lab. Mr. Krueger brings a deep understanding of the modern semiconductor industry, the complex world of microelectronic systems design and architectures, and the financial aspects of running a large company. Mr. Krueger remains very active serving on several advisory boards, as well as in different industrial associations. Mr. Krueger also brings considerable directorial and governance experience to our board of directors, as he is currently serving on the board of QuickLogic Corporation, a semiconductor company.

Mr. Krueger holds a MS in Electrical Engineering from the Institute of Technology in Switzerland and has studied Advanced Computer Science at the University of Minnesota.

Name of Director or Nominee	Age	Term Expires	Background
Dr. Randhir Thakur*	49	(4)

Dr. Randhir Thakur is executive vice president and general manager of the Silicon Systems Group at Applied Materials, Inc., which comprises the entire portfolio of semiconductor manufacturing systems at Applied Materials. In this role, Dr. Thakur is responsible for strengthening Applied Materials’ leadership in its core wafer fabrication equipment markets. Since rejoining Applied Materials in May 2008, Dr. Thakur has served in various executive positions, including senior vice president and general manager of the Display and Thin Film Solar group, where he led the business offering manufacturing systems for flat panel displays, and Applied Materials’ thin film solar products. From 2005 to May 2008, Dr. Thakur worked at SanDisk Corporation, a supplier of innovative flash memory data storage products, where he served as executive vice president of Technology and Fab Operations and head of Worldwide Operations. From 2000 to 2005, Dr. Thakur held a series of progressively advancing executive roles within various semiconductor product groups at Applied Materials, including group vice president and general manager of Front End Products. Prior to joining Applied Materials in 2000, Dr. Thakur served as chief technology officer and general manager at Steag Electronic Systems, and vice president of Research Development and Technology at AG Associates, and held various technical leadership positions at Micron Technology. Dr. Thakur brings a wealth of experience in the semiconductor and consumer electronics industry, while helping to grow new markets and new products. We believe with his past and current experience in managing a large customer-focused and innovation-driven organization and various aspects of operations management and manufacturing, Dr. Thakur will be a valuable new addition to our board of directors.

Dr. Thakur holds a BS with honors in Electronics and Telecommunications Engineering from the National Institute of Technology, Kurukshetra, India, a MS in Electrical Engineering from the University of Saskatchewan, Canada and a Ph.D. in Electrical Engineering from the University of Oklahoma. Dr. Thakur holds close to 300 patents and has published more than 200 papers.

*	Nominee for election.
(1)	Member of the nominating and governance committee.
(2)	Member of the executive compensation committee.
(3)	Member of the audit committee.
(4)	Dr. Thakur is a nominee for director for the first time. If elected, Dr. Thakur will serve until the 2013 annual general meeting of shareholders.

Except as noted above, there are no family relationships among any of our directors, nominees for director and executive officers.

Corporate Governance Guidelines and Practices, Board Leadership Structure, Risk Management, Meetings, Independence and Compensation of Directors

Corporate Governance Guidelines and Practices

Our board of directors has adopted a set of corporate governance guidelines and practices to establish a framework within which it will conduct its business. The corporate governance guidelines and practices can be found on our website at www.marvell.com/investors/governance.jsp. The corporate governance guidelines and practices were last revised on April 18, 2012. The corporate governance guidelines and practices provide, among other things, that:

•

in the absence of a non-executive Chairman of the Board, our board of directors shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

•	a majority of the directors must be independent;

•	our board of directors shall appoint all members of the board committees;

•	the nominating and governance committee screens and recommends board candidates to our board of directors;

•	the audit committee, executive compensation committee and nominating and governance committee must consist solely of independent directors; and

•	the independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors annual training events on issues facing us and on subjects that would assist the directors in discharging their duties.

Our board of directors may modify the corporate governance guidelines and practices from time to time, as appropriate. Our independent directors have appointed Mr. Krueger to serve as the lead independent director for our board of directors. Mr. Krueger has served as our lead independent director since April 2009. The duties of the lead independent director are set forth as follows in our corporation governance guidelines and practices:

•	develop the agenda for, and moderate executive sessions of, meetings of our independent directors;

•	help promote good communication between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;

•	chair the meetings of our board of directors in the absence of the Chairman of the Board;

•

make recommendations to the Chairman of the Board regarding the appropriate schedule of board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of our operations;

•	jointly with the Chairman of the Board, set agendas for board meetings and make recommendations to the Chairman of the Board regarding the structure of board meetings;

•

make recommendations to the Chairman of the Board in assessing the quality, quantity and timeliness of the flow of information from our management that is necessary for the independent directors to effectively and responsibly perform their duties; and

•	coordinate with the nominating and governance committee and corporate counsel to promote a thorough annual self-assessment by our board of directors and its committees.

Board Leadership Structure

Our board of directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our board of directors, which are essential to effective governance. Our independent directors have appointed Mr. Krueger to serve as the lead independent director for our board of directors. The role of our lead independent director is described above.

One of the key responsibilities of our board of directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with an independent lead director, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our board of directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our executive compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements as well as our compensation plans that generally apply to all employees. The audit committee oversees management of financial, legal and IT compliance risks as well as business continuity planning. The nominating and governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

During fiscal 2012, our board of directors received reports on the most important strategic issues and risks facing Marvell. In addition, our board of directors and its committees receive regular reports from our head of internal audit or other senior management regarding compliance with applicable risk related policies, procedures and limits.

We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.

Meetings of our Board of Directors; Attendance

There were seven meetings of our board of directors in fiscal 2012, which included five in-person meetings at the U.S. headquarters of our U.S. operating subsidiary. Each director attended at least 75% of the total number of meetings of our board of directors and committees on which such director served. The independent directors met in executive sessions without the presence of the non-independent directors or members of our management at each of our five regularly scheduled in-person meetings at our U.S. headquarters.

Although directors are encouraged to attend annual general meetings of shareholders, we do not have a formal policy requiring such attendance. Each of our current directors attended the 2011 annual general meeting of shareholders.

Director Independence

Our board of directors has determined that, among the current director with a continuing term and the director nominees standing for election, each of Dr. Gromer, Dr. Kassakian, Mr. Krueger and Dr. Thakur are

“independent” as such term is defined by the rules and regulations of the NASDAQ Stock Market (“Nasdaq”) and the rules and regulations of the SEC. To be considered independent, our board of directors must affirmatively determine that neither the director, nor any member of his or her immediate family, has had any direct or indirect material relationship with us within the previous three years.

Our board of directors considered relationships, transactions and/or arrangements with each of the directors and concluded that none of the non-employee directors (“Outside Directors”), or any of his immediate family members, has or has had within the previous three years any relationship with us that would impair his independence.

Compensation of Directors

Cash Compensation

Directors who are also employees of Marvell do not receive any additional compensation for their services as directors. For a summary of the fiscal 2012 cash compensation paid to our Outside Directors, please see the Director Compensation Table below. Beginning in the third quarter of fiscal 2013, the cash compensation program will change for certain elements as set forth in the following table . The retainer fees are paid in quarterly installments in arrears, and are prorated as appropriate based upon the dates and capacities in which each individual Outside Director serves. Outside Directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at board of directors and committee meetings.

Cash Compensation Element	Current Cash Compensation Program (including fiscal 2012)	Beginning in Third Quarter of Fiscal 2013
Annual Retainer	$60,000	$60,000
Lead Independent Director	$30,000	$30,000
Audit Committee Chairmanship	$15,000	$25,000
Audit Committee Member	$10,000	$12,500
Executive Compensation Committee Chairmanship	$10,000	$20,000
Executive Compensation Committee Member	$6,500	$10,000
Nominating and Governance Committee Chairmanship	$10,000	$15,000
Nominating and Governance Committee Member	$6,500	$7,500

Equity Compensation

Prior to fiscal 2013, under the Amended and Restated 2007 Director Stock Incentive Plan (“2007 Director Plan”), each new Outside Director received an option to purchase 50,000 common shares upon appointment to our board of directors (the “Initial Grant”). These options vest as to one-third of the shares on the one year anniversary of the date of grant and as to one-third of the shares on each one-year anniversary thereafter provided that the Outside Director remains a service provider through such period. Each continuing Outside Director who has served on our board of directors for the prior six months was granted — upon re-election by the shareholders at our annual general meeting if such Outside Director stands for re-election at such annual general meeting — an option to purchase 9,000 common shares immediately following each annual general meeting of shareholders. These options vest as to 100% of the shares on the earlier of the date of the next annual general meeting of shareholders or the one year anniversary of the date of grant. In addition, each continuing Outside Director who has served on our board of directors for the prior six months was also granted — upon re-election by the shareholders at our annual general meeting if such Outside Director stands for re-election at such annual general meeting — a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value as reported on the NASDAQ Global Select Market equal to $70,000 immediately following each annual general meeting of shareholders. Annual RSU Awards granted at the 2011 annual general meeting of shareholders vest as to 100% of the shares on the earlier of the date of the next annual general meeting of shareholders or the one year anniversary of the date of grant.

Beginning in fiscal 2013 and with this annual general meeting of shareholders, each Outside Director who is appointed at the annual general meeting of shareholders will be granted an option to purchase a number of common shares with an aggregate grant date fair value equal to $110,000 immediately following each annual general meeting of shareholders. In addition, each Outside Director will be granted an Annual RSU Award for a number of shares with an aggregate fair market value equal to $110,000 immediately following each annual general meeting of shareholders. The annual stock option award and the Annual RSU Award each vest as to 100% of the shares on the earlier of the date of the next annual general meeting of shareholders or the one year anniversary of the date of grant. Each new Outside Director will no longer receive the Initial Grant. An Outside Director who is elected or appointed after an annual general meeting of shareholders will receive a pro rata stock option award and RSU award based on the number of quarters completed since the prior annual general meeting of shareholders. Any annual equity awards will continue to vest as to 100% of the shares on the earlier of the date of the next annual general meeting of shareholders or the one year anniversary of the date of grant.

Director Stock Ownership Guidelines

Each director is expected, within five years of joining our board of directors or, for current members of our board directors, from the date of the most recent update to the stock ownership guidelines effective as of March 15, 2012, to own common shares that have a value equivalent to three times his or her annual cash retainer.

Director Compensation Table — Fiscal 2012

The following table details the total compensation paid to our Outside Directors in fiscal 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kuo Wei (Herbert) Chang(6)	31,524	—	—	—	—	—	31,524
Dr. Juergen Gromer	128,000	69,986	51,714	—	—	—	249,700
Dr. Ta-lin Hsu	96,500	69,986	51,714	—	—	—	218,200
Dr. John G. Kassakian	73,000	69,986	51,714	—	—	—	194,700
Arturo Krueger	143,000	69,986	51,714	—	—	—	264,700

(1)	Fees include an additional $20,000 paid to each of Dr. Gromer, Dr. Hsu and Mr. Krueger for their services on a special committee of the audit committee.
(2)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”) and without any adjustment for estimated forfeitures. The actual value that a director will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(3)	The following table provides the number of shares subject to outstanding RSUs held at January 28, 2012 for each current Outside Director, as applicable:

Name	Total RSU Awards Outstanding (#)
Dr. Juergen Gromer	4,946
Dr. Ta-lin Hsu	4,946
Dr. John G. Kassakian	4,946
Arturo Krueger	4,946

(4)	The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for fiscal 2012. The actual value, if any, that a director may realize on each option will depend on the excess of the share price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by a director will be at or near the value estimated by the Black-Scholes model.
(5)	The following table provides the number of shares subject to outstanding options held at January 28, 2012 for each current Outside Director, as applicable:

Name	Total Option Awards Outstanding (#)
Dr. Juergen Gromer	95,000
Dr. Ta-lin Hsu	71,000
Dr. John G. Kassakian	83,000
Arturo Krueger	157,000

(6)	Mr. Chang’s term as director concluded as of the 2011 annual general meeting of shareholders held on June 28, 2011.

Committees of our Board of Directors

Our board of directors has an audit committee, an executive compensation committee and a nominating and governance committee. Our board of directors has adopted written charters for each of these committees, copies of which are available on our website at www.marvell.com/investors/governance.jsp. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our board of directors.

Audit Committee

Composition:	At the beginning of fiscal 2012, the audit committee was composed of Dr. Gromer (Chairman), Dr. Hsu, Mr. Krueger and Mr. Chang. Mr. Chang’s term as director and as a member of the audit committee concluded as of the 2011 annual general meeting held on June 28, 2011, and he was not replaced on the committee. On May 8, 2012, it was announced that Dr. Hsu had made a decision to resign from our board of directors and as a member of the audit committee effective as of the date of our 2012 annual general meeting. On May 8, 2012, Dr. Kassakian was appointed to the audit committee effective as of May 16, 2012.

Number of Meetings in Fiscal 2012:	30

Functions:

The audit committee’s responsibilities are generally to assist our board of directors in fulfilling its responsibility to oversee management’s conduct of our accounting and financial reporting processes. The audit committee also, among other things, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The audit committee meets quarterly and at such additional times as are necessary or advisable.

Date Charter Last Revised:	April 18, 2012

Qualifications:	Our board of directors has determined that each member of the audit committee meets the applicable independence and financial literacy requirements of Nasdaq and the SEC. Our board of directors has determined that Dr. Gromer is an “audit committee financial expert” as required by applicable Nasdaq and SEC rules.
Executive Compensation Committee

Composition:	For fiscal 2012, the executive compensation committee was comprised of Dr. Gromer (Chairman), Dr. Ta-lin Hsu, Dr. John G. Kassakian and Arturo Krueger. On May 8, 2012, it was announced that Dr. Ta-lin Hsu had made a decision to resign from our board of directors and as a member of the executive compensation committee effective as of the date of our 2012 annual general meeting.

Number of Meetings in Fiscal 2012:	17

Functions:

The executive compensation committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers, is responsible for administering equity award programs for non-executive employees, reviews and recommends changes to our incentive compensation and other equity based plans and administers executive officer compensation within the terms of any of our applicable compensation plans.

The executive compensation committee also meets monthly to approve new hire and secondary equity grants. For more detail of our equity grant practices, please see “Executive Compensation — Other Considerations – Equity Grant Practices” below.

Date Charter Last Revised:	April 18, 2012

Qualifications:	Our board of directors has determined that each member of the executive compensation committee meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the executive compensation committee is an “outside director” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Governance Committee

Composition:	At the beginning of fiscal 2012, the nominating and governance committee was composed of Dr. Gromer, Dr. Kassakian, Mr. Krueger (Chairman) and Mr. Chang. Mr. Chang’s term as director and as a member of the nominating and governance committee concluded as of the 2011 annual general meeting held on June 28, 2011, and he was not replaced on the committee.

Number of Meetings in Fiscal 2012:	5

Functions:	The nominating and governance committee is responsible for developing and implementing policies and practices relating to corporate governance and practices, including reviewing and monitoring implementation of our corporate governance guidelines. The nominating and governance committee also makes recommendations to our board of directors regarding the size and composition of our board of directors and its committees and screens and recommends candidates for election to our board of directors. In addition, the nominating and governance committee reviews, ratifies and/or approves related party transactions. The nominating and governance committee also reviews periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by executive officers.

Date Charter Last Revised:	April 18, 2012

Qualifications:	Our board of directors has determined that each member of the nominating and governance committee meets the applicable independence requirements of Nasdaq and the SEC.

Role of Compensation Consultants

Under its charter, the executive compensation committee has the authority to retain outside legal counsel and other advisors. Pursuant to that authority, the executive compensation committee retained Mercer as its independent compensation consultant in April 2009. The total amount of fees paid to Mercer for services to the executive compensation committee in fiscal 2012 was $339,579. During the fiscal year, management decided to retain Mercer and its MMC affiliates to provide services unrelated to executive compensation. The fees for these services did not exceed $120,000.

The executive compensation committee has retained Mercer to provide information, analyses and advice regarding executive compensation, as described below; however, the executive compensation committee makes all decisions regarding the compensation of our executive officers. The Mercer consultant who performs these services reports to the Chairman of the executive compensation committee. In addition, the Mercer consultant attended meetings of the executive compensation committee during fiscal 2012, as requested by the Chairman of the executive compensation committee. Mercer provided the following services to us during fiscal 2012:

•

Evaluated the competitive positioning of our named executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies to support fiscal 2012 decision-making;

•	Advised on fiscal 2012 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of company compensation levels relative to our performance against our peer group and relative to the executive compensation committee’s articulated compensation philosophy;

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us;

•	Reviewed appropriateness of the peer group in terms of size, industry, business profile and talent market;

•	Advised on the fiscal 2012 performance measures and performance targets for the annual and long-term incentive programs; and

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement.

Additional information concerning the compensation policies and objectives established by the executive compensation committee and the respective roles of our Chief Executive Officer and the compensation consultant in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”

Nominations for Election of Directors

The nominating and governance committee identifies, recruits and recommends to our board of directors, and our board of directors approves, director nominees for election at each annual general meeting of shareholders and new directors for election by our board of directors to fill vacancies that may arise. Under the Bye-Laws, any director appointed by our board of directors would need to be reappointed by shareholders at our next annual general meeting of shareholders or by our board of directors following the annual general meeting.

The nominees for election at this annual general meeting were unanimously recommended and approved by the nominating and governance committee and our board of directors, respectively. The nominating and governance committee will consider proposals for nomination from shareholders that are made in writing to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding shareholder proposals and nominations, see “Future Shareholder Proposals and Nominations for the 2013 Annual General Meeting” on page 61.

Director Qualifications

The nominating and governance committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the highest personal and professional ethics and integrity;

•	the ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

•

current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

•	the willingness and ability to devote adequate time to our business.

We are required to have at least one member of our board of directors who meets the criteria for an “audit committee financial expert” as defined by Nasdaq and the SEC, and to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We also believe it is appropriate for certain key members of management to participate as members of our board of directors. Other than the foregoing there are no stated minimum criteria for director nominees.

When making its determination whether a nominee is qualified for the position of director, the nominating and governance committee may also consider such other factors as it may deem are in the best interests of the company and its shareholders, such as the following qualities and skills:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

•	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our board of directors or its committees; and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the nominating and governance committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Nominees for Director

The nominating and governance committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our board of directors. Candidates considered for nomination to our board of directors may come from several sources, including current and former directors, professional search firms and shareholder nominations. It is the policy of the nominating and governance committee to solicit and consider annually recommendations for candidates to our board of directors from our shareholders who hold 5% or more of our outstanding common shares as of December 31 of each year and to review with such shareholders the nominating process and the results of their prior recommendations.

A shareholder seeking to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to our Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The nominating and governance committee will consider candidates recommended by shareholders in the same manner as candidates recommended to the nominating and governance committee from other sources. Nominees for director are evaluated by the nominating and governance committee, which may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communications with our Board of Directors

At present, our Chairman and Chief Executive Officer is responsible for maintaining effective communications with our shareholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of our board of directors that management speaks for the company. This policy does not preclude independent directors from meeting with shareholders, but management, where appropriate, should be present at such meetings.

Nonetheless, our board of directors has established a process for shareholders to send communications to our directors. If you wish to communicate with our board of directors or individual directors, you may send your communication in writing to: General Counsel, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and indicate whether you are a shareholder of Marvell. The General Counsel (or other officer acting in such capacity) will compile all such communications and will forward them to the appropriate director or directors or committee of our board of directors based on the subject matter or to the director or directors to whom such communications is addressed.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The executive compensation committee for fiscal 2012 consisted of the following members: Dr. Gromer, Dr. Hsu, Dr. Kassakian and Mr. Krueger. None of the current or former members of the executive compensation committee who served during fiscal 2012 is a current or former officer or employee of us or our subsidiaries, or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no executive compensation committee interlocks between us and other entities, involving our executive officers or directors who serve as executive officers or directors of such other entities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation paid to the three named executive officers of Marvell Technology Group Ltd. during fiscal 2012, which ran from January 30, 2011 until January 28, 2012. During fiscal 2012, the named executive officers were:

•	Dr. Sehat Sutardja, President, Chief Executive Officer (“CEO”) and Chairman of the Board;

•	Mr. Clyde R. Hosein, Chief Financial Officer (“CFO”) and Secretary; and

•	Dr. Pantas Sutardja, Vice President, Chief Technology Officer (“CTO”), Chief Research and Development Officer and Director.

The CTO is the only executive in addition to the CEO and CFO who has the responsibility level and business impact to qualify as an executive officer.

Executive Summary

Our Business

We are a leading global semiconductor provider of high-performance application specific standard products. Our core strength of expertise is the development of complex System-on-a-Chip devices leveraging our extensive technology portfolio of intellectual property in the areas of analog, mixed-signal, digital signal processing and embedded ARM-based microprocessor integrated circuits. We develop platforms that we define as integrated hardware and software that incorporate digital computing technologies designed and configured to provide an optimal computing solution compared to individual components. Our broad product portfolio includes devices for data storage, enterprise-class Ethernet data switching, Ethernet physical-layer transceivers, handheld cellular, Ethernet-based wireless networking, personal area networking, Ethernet-based PC connectivity, control plane communications controllers, video-image processing and power management solutions. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 27, 2012.

Fiscal 2012 Business Highlights

Despite the challenges we faced during fiscal 2012, we finished the year with net income of $615 million, or $0.99 per share, and generated $771 million in cash from operations. We finished the year with more than $2.2 billion in cash, cash equivalents and short-term investments, even after repurchasing approximately $1.34 billion of our common shares during the year.

Net revenue declined by 6% in fiscal 2012 compared to fiscal 2011, from $3.61 billion to $3.39 billion. The supply chain for our hard disk drive products faced both the effects of a major earthquake in Japan early in the year and significant flooding in Thailand later in the year. In addition, one of our major cellular customers faced product transitions and significant competitive headwinds. Somewhat offsetting these impacts, we saw good growth in several new products and initiatives, including our products for the TD-SCDMA market for smartphones in China. We currently have a significant market share in this market, and we believe the market will continue to grow as users transition to smartphones in China. In addition, our net revenue for the solid state drive (“SSD”) market more than doubled during the year, and we remain well-positioned to benefit from the growth in popularity of SSD.

In addition to the decline in net revenue, our gross margins declined during the year, from 59.2% in fiscal 2011, to 56.8% in fiscal 2012. Although the average selling price of semiconductor products normally declines over time, the decline in average selling prices of our products in fiscal 2012 outpaced the cost reductions received from our manufacturing partners. In addition, the volume and costs of new product tapeouts in advanced technology nodes has increased, and we were impacted by the significant increase in the cost of gold, which is used in the packaging of our products.

Compensation Philosophy

The overall goal in determining fiscal 2012 compensation packages for our executive officers was to incentivize and reward for the increase of our market capitalization through a focus on sustained share price growth. As discussed below, a substantial portion of each named executive officer’s compensation package is performance based, with a particular emphasis on long-term share price growth via the use of options (both service-based and performance-based).

The executive compensation committee oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To develop this objective, the executive compensation program was developed with the following principles in mind:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and individual performance.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value.

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity.

The executive compensation committee believes that both the elements and level of fiscal 2012 compensation for executive officers are consistent with the principles contained in our compensation philosophy as well as the overall goal of emphasizing sustained share price growth. In particular, the executive compensation committee believes that the structure and level of our fiscal 2012 compensation is linked to our business performance. In order to summarize the links between our compensation elements and levels, our performance, and our compensation philosophy, the executive compensation committee has prepared the following table:

Key Elements of Compensation for Fiscal 2012

Pay Element	Pay Element Description	Link to Performance	Market Position[1]	Compensation Philosophy Element Satisfied
				Market Competitive	Performance- Based	Long- term Focused	Aligned with Shareholders	Equity Stake
Base Salary	Fixed salary provided to each named executive officer.	We increased the base salaries of our named executive officers as a result of our performance in fiscal 2011, and to maintain desired market position, particularly for the CFO and CTO, who did not receive increases in fiscal 2011.	Generally peer group median.[2]	X			X

Annual Incentives	Incentive award provided for performance during fiscal 2012. Formally defined performance goals in accordance with Section 162(m) of the Code (“Section 162(m)”).	Payout based on achievement of revenue, non- GAAP operating margin and free cash flow margin as well as formalized strategic goals that incorporate critical initiatives.	CEO award approximates peer group median for target performance; CFO and CTO awards below peer group median for target performance.	X	X		X

Long-Term Incentives	A mix of service-based stock options and performance-based stock options.	Equity awards are linked to long-term service and are intended to reward executives for sustained long-term performance. In particular, performance-based options vest only upon achievement of aggressive share price appreciation goals.	Positioned to provide total direct compensation below peer group median (if stringent long-term performance goals are not achieved) with the potential for payout aligned with the peer group 75th percentile upon achievement of aggressive long-term goals.	X	X	X	X	X

1	While historically the executive compensation committee has not targeted a precise market position, it does refer to the general market levels above as a starting point (see “Elements of Executive Compensation – Compensation Positioning” below for more detail).
2	The market position levels above are based on peer group data (see “Factors Considered in Determining Executive Compensation – Peer Group” below for more detail).

Key Compensation Actions Taken During Fiscal 2012

In order to further enhance the relationship between compensation structure and levels, performance and our compensation philosophy, the executive compensation committee took a number of actions during fiscal 2012 in regard to executive compensation. The table below summarizes the links between key compensation actions, our performance and our compensation philosophy:

Action Taken	Description of Action Taken	Link to Performance	Compensation Philosophy Element Satisfied
			Market Competitive	Performance- Based	Long- term Focused	Aligned with Shareholders	Equity Stake
Awarded performance- based stock options	Awarded named executive officers performance-based stock options that vest only upon achievement of sustained share price appreciation.	The interests of executives are clearly aligned with the interests of shareholders due to a substantial portion of compensation being tied to the achievement of sustained share price appreciation. If share price targets are not achieved, executives will realize below-market median compensation.	X	X	X	X	X

Implemented incentive compensation program that complies with Section 162(m)	The fiscal 2012 incentive compensation program was designed to qualify under Section 162(m) (in fiscal 2011, we obtained approval for a plan intended to comply with Section 162(m)).	Moving to a non-discretionary Section 162(m) compliant plan in fiscal 2012 provides a stronger link between actual incentive awards granted and our overall performance through the establishment of pre-set financial and strategic goals, and formulaic calculation of annual incentive compensation.	X	X	X	X

Conducted risk assessment	The executive compensation committee, with the assistance of Mercer, assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us. The assessment resulted in a formal opinion by Mercer that our compensation programs were not reasonably likely to encourage inappropriate risk taking.	Excessive risk taking can have detrimental effects on both short- and long-term company performance. The executive compensation committee reviewed and assessed our compensation programs in order to manage the risk of such effects.			X	X

Implemented principles for applying compensation philosophy	The executive compensation committee adopted and implemented principles based on its underlying compensation philosophy. Compensation principles were designed to provide specific guidance in the application of the compensation philosophy.	The executive compensation committee has designed its compensation philosophy to ensure a link between pay and corporate performance levels. The compensation principles help align our compensation decisions with our compensation philosophy, thereby strengthening the link between pay and our performance.	X		X	X	X

Consideration of Last Year’s “Say on Pay” Vote

Following our 2011 annual general meeting of shareholders, the executive compensation committee reviewed the results of the shareholder advisory vote on executive compensation that was held at the meeting with respect to fiscal 2011 compensation actions and decisions for Dr. Sehat Sutardja, Mr. Hosein and Dr. Pantas Sutardja. Ninety-nine percent (99.0%) of the votes cast on the proposal were voted in support of the compensation of our named executive officers set forth in the Compensation Discussion & Analysis, the summary compensation tables and narrative disclosures in last year’s proxy statement.

The executive compensation committee and our board of directors concluded that, even though our overall executive compensation policies and practices enjoy favorable shareholder support, it was appropriate to make changes to our senior executive officer compensation programs for 2012 to ensure continued competitiveness relative to market and appropriate alignment with our strategic objectives.

Governance of Executive Compensation Program

Role of the Executive Compensation Committee

The executive compensation committee of our board of directors has been charged to act on behalf of our board of directors to fulfill its responsibilities to set and oversee the compensation of our executive officers. With respect to our named executive officers, the executive compensation committee reviews and approves: (i) annual base salaries; (ii) annual incentive compensation; (iii) long-term incentive compensation (in the form of equity awards); (iv) employment, severance and change-in-control agreements; and (v) other compensation and benefits, if any.

Committee Interaction with Management

In carrying out its responsibilities for fiscal 2012, the executive compensation committee worked with Dr. Sehat Sutardja, President and CEO, and Mr. Reid Linney, our former Vice President of Human Resources, in determining executive compensation as follows:

•

Dr. Sehat Sutardja assessed the performance and with the assistance of Mr. Linney submitted recommendations with respect to the compensation of the other executive officers to the executive compensation committee for their review and approval.

•

The executive compensation committee made an independent determination with respect to Dr. Sehat Sutardja’s compensation. However, representatives of the executive compensation committee discussed Dr. Sehat Sutardja’s proposed compensation package with him to obtain feedback. The final decision for the compensation of Dr. Sehat Sutardja was determined solely by the executive compensation committee, in its discretion.

Committee Process

The executive compensation committee reviews the compensation of the named executive officers annually. Typically, at the time of the review, the executive compensation committee evaluates our financial results and assesses our named executive officers’ performance for the prior fiscal year (which includes the assessment and recommendation of Dr. Sehat Sutardja for the other executive officers). Based on its evaluation and these assessments, the executive compensation committee then determines whether any adjustments to base salaries are appropriate, determines the payouts for the prior fiscal year’s annual incentive compensation and grants equity awards.

Role of Consultants

The executive compensation committee engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the executive compensation committee. In fiscal 2012, the executive compensation committee engaged Mercer. Mercer serves at the discretion of the executive compensation committee to provide analysis, advice and guidance with respect to compensation. For a detailed discussion on the services provided by Mercer in fiscal 2012, see “Board of Directors and Committees of the Board — Role of Compensation Consultants” beginning on page 20.

Risk Considerations

During fiscal year 2012, the executive compensation committee requested of Mercer, and later discussed with management, an assessment of our compensation programs for (i) the named executive officers, (ii) the broad-based population and (iii) sales professionals. The purpose of the review was to determine whether such programs might encourage inappropriate risk taking that could result in a material adverse effect. Mercer, with the help of management, reviewed these programs considering:

•	Pay Mix

•	Caps on Incentive Pay

•	Performance Measures

•	Funding Mechanisms

•	Plan Governance

The annual risk assessment specifically noted that:

•	Our emphasis on long-term incentives for named executive officers minimizes large windfalls based on short-term performance.

•

As discussed elsewhere, annual incentives are now paid (beginning in fiscal 2012) pursuant to fixed, pre-established financial and strategic objectives, consistent with the requirements of Section 162(m). This eliminates the potential for short-term windfalls due to a discretionary, non-formulaic payout mechanism.

•

Drs. Sehat and Pantas Sutardja collectively own approximately 18% of Marvell. This strongly aligns the financial interests of the two executives with that of shareholders. We have executive stock ownership guidelines that apply to our named executive officers (see “Other Considerations – Stock Ownership Guidelines for Executive Officers”).

•

In fiscal 2012, we granted performance-based stock options to the named executive officers that vest only upon achievement of a challenging stock price performance target, which helps minimize the chance of windfall payouts, and requires the stock price target to be achieved for 200 consecutive trading days within five years of the date of grant. This helps to focus executives on sustained long-term stock price improvement and avoid encouraging any inappropriate risk taking.

•

Broad-based incentive plans do not provide any incentive for material short-term risk taking. They contain individual caps with manager and CEO approval required, thus mitigating the opportunity for windfall payouts; and contain three layers of performance measures, thus mitigating the ability to impact short-term results by excessive risk taking. The analysis did note that the funding design of the broad-based plan could potentially result in maximum funding for very high revenue growth at marginally above-threshold operating margin numbers. However, Mercer and management believed that this might constitute a material risk only in very extreme circumstances.

•

Sales incentive plans emphasized moderate levels of annual bonuses, thus reducing the incentive for sales representatives to focus on sales that might have an adverse effect on us. Mercer did note that sales plans were uncapped, but also noted that managers have discretion to allocate awards, thus lessening the opportunity for participants to receive highly leveraged annual cash awards. Mercer also found that because commissions are not based solely on individual volume or revenue, there is little incentive for sales representatives to undercut our pricing at the expense of profitability. Additionally, pricing responsibility does not rest with the sales representatives.

Based on such assessment, the executive compensation committee concluded that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Factors Considered in Determining Executive Compensation

Fiscal 2012 Compensation Principles

To support the objectives contained in our compensation philosophy, the executive compensation committee utilized the guiding principles set forth in the table below in the fiscal 2012 compensation decision-making process. In future years, the principles will be revised as needed to reflect changes in our performance level, business model and overall market conditions.

Compensation Philosophy	Fiscal 2012 Compensation Principles

Provide a market-competitive level of total compensation that reflects the individual executive’s role and ability to impact business performance.	Cash compensation levels generally aligned to market median, particularly in light of our relative size in relation to the revised peer group for fiscal 2012 (see below). Total compensation levels are expected to align between the 25th percentile if stringent performance conditions are not achieved and the high end of the peer group if stringent performance conditions are achieved.
Establish an explicit link between compensation and both overall business results and individual performance.	Achieve greater consistency of performance measures across the executive team, and between the executive team and the broader employee pool.
Promote a long-term focus for our named executive officers through incentive compensation.	Majority of total compensation opportunity delivered through long-term incentive awards. Performance metrics in annual and long-term plans are complementary, not duplicative.
Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value.	Long-term incentives delivered through equity vehicles with a strong pay for performance focus. Fiscal 2012 awards are in the form of service and performance-based stock options only (i.e., no service-based RSUs). The performance-based stock options, described below, emphasize the creation of shareholder value through sustained share price growth.
Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees.	Annual incentive awards under the officer plan and long-term performance awards are intended to qualify under Section 162(m).

Unique Contributions of Executive Team

In determining compensation for fiscal 2012, the executive compensation committee further considered the unique contributions made by each named executive officer:

Dr. Sehat Sutardja brings to us unique capabilities and his ability to drive value for shareholders. As a founder of Marvell, Dr. Sehat Sutardja has been a key driver in building the business and positioning us to achieve exceptional levels of business performance. Dr. Sehat Sutardja sets our strategic vision and manages the day-to-day operations of the business. Importantly, he plays a lead role in mapping our innovation and R&D vision, which is foundational to future shareholder value creation. With over 150 patents, his personal leadership in the advancement of our technology is critical to achieving our business objectives.

Mr. Clyde Hosein brings to us the ability to drive value for shareholders in his role as CFO. Mr. Hosein has been an important contributor to our ability to drive above average financial metrics and profitability, in line with our aggressive long-term financial model. Mr. Hosein has also been the principal driver of our long-term strategic planning process.

Dr. Pantas Sutardja’s brings to us the ability to drive R&D initiatives important to our long-term success. Dr. Pantas Sutardja continues to be an important overall contributor to our ability to drive our long-term performance.

Overall Process

After establishing the principles above, the executive compensation committee then determined the amount of each compensation element for the named executive officers in a two-step process, as follows:

Work Step	Description
1. Evaluate each element of compensation separately	Ensure that each component of compensation meets the desired objectives for that element (i.e., base salary, target annual incentive and equity awards).

2. Review the value of the total compensation package to ensure consistency and appropriateness	Ensure that: • In aggregate, the total value of the compensation package is reasonable; and • Compensation is consistent with market practices.

As a starting point, the executive compensation committee reviewed competitive compensation market data collected and analyzed by Mercer from the compensation peer group described below.

Peer Group

To guide fiscal 2012 pay decisions, the executive compensation committee utilized competitive market compensation data based on the practices of a peer group of companies that are similar in size, industry segment and/or which compete with us for talent.

Peer Group for Fiscal 2012	Description

Fiscal 2012 Peer Group:

Advanced Micro Devices, Inc. (new peer)

Atheros Communications, Inc. (new peer)

Broadcom Corporation

Juniper Networks, Inc.

NetApp, Inc.

NVIDIA Corporation

QUALCOMM Incorporated

SanDisk Corporation

Texas Instruments Incorporated (new peer)

•     Consists of a mix of semiconductor companies and other similarly sized companies in the technology industry the executive compensation committee believed to be generally comparable to us in terms of revenue, including peers with revenue and earnings growth over the last several years that the executive compensation committee believed to be slightly higher than those of the market.

•     Consists of companies that the executive compensation committee recognizes are similar to us in terms of industry segment and/or which compete with us for talent.

•     The executive compensation committee believed that this peer group is useful for calibrating compensation levels, corporate performance and appropriate performance metrics, due to the overall comparability with us in terms of size and industry relevance.

Due to consolidation among the peer companies used for fiscal 2012 pay decisions, the executive compensation committee undertook a review of the peer group during fiscal 2012. As a result of this review, the executive compensation committee decided to revise the peer group for fiscal 2013 to ensure a robust and appropriate group of companies on which to base pay decisions (See “Key Fiscal 2013 Compensation Program Changes — Fiscal 2013 Peer Group Revision” for a summary of these revisions).

Elements of Executive Compensation

In fiscal 2012, we provided named executive officers with a fixed base salary, annual incentive compensation and long-term incentive awards in the form of service-based stock options and performance-based stock options.

Emphasis on Performance

The executive compensation committee believes that the named executive officer compensation program should be highly performance-based and promote long-term focus, therefore the fiscal 2012 compensation programs incorporates significant performance contingent compensation elements, with particular emphasis on rewarding sustained shareholder value creation through performance-based stock option awards, as described below.

Base Salary

Given our strong fiscal 2011 performance, as well as peer group data indicating that base salaries were positioned below market median, the executive compensation committee decided to increase the base salaries for all named executive officers, effective as of April 1, 2011. In addition, the executive compensation committee recognized that Mr. Hosein and Dr. Pantas Sutardja did not receive increases for fiscal 2011.

Executive	Fiscal 2011 Base Salary	Fiscal 2012 Base Salary	Fiscal 2012 % Increase
Dr. Sehat Sutardja	$700,000	$800,000	14.3%
Mr. Clyde R. Hosein	$450,000	$468,000	4.0%
Dr. Pantas Sutardja	$400,000	$416,000	4.0%

Fiscal 2012 Annual Incentive Plan

For fiscal 2012, no payout was earned by any named executive officers under the financial performance dimensions of the annual incentive plan. The fiscal 2012 annual incentive plan financial goals were set aggressively relative to historical performance and given the unexpected business challenges that occurred during fiscal 2012 (see “Executive Summary — Fiscal 2012 Business Highlights”) we were not able to achieve the financial goals. However, the 2012 strategic goals were partially met and that resulted in a 15% of total target payout to named executive officers under the fiscal 2012 annual incentive plan.

Performance Metric	Metric Weighting As % of Target	Financial Results	Performance Relative to Goals	Payout As % of Target
Revenue ($ million)	20%	$3,393	Not met	0%
Non-GAAP Operating Margin*	30%	23.1%	Not met	0%
Free Cash Flow Margin*	30%	19.7%	Not met	0%
Strategic Goals	20%	—	Partially Met	15%

*	For a reconciliation of non-GAAP operating margin and free cash flow margin, please see Annex A to this proxy statement.

Based on the above payout under the fiscal 2012 annual incentive plan, the named executive officers received the following payments: Dr. Sehat Sutardja ($180,000); Mr. Hosein ($56,160); and Dr. Pantas Sutardja ($24,960).

Fiscal 2012 Long-Term Incentive Awards

Emphasis on Performance

The fiscal 2012 officer compensation packages were designed to ensure that a substantial portion of each named executive officer’s compensation package is performance based. The executive compensation committee made the decision to grant fiscal 2012 officer equity awards as a combination of service-based and performance-based stock options. The decision is consistent with a commitment to incentivizing and rewarding the increase of our market capitalization through a focus on sustained share price growth. Going forward, the executive compensation committee intends to maintain the emphasis on sustained stock price performance but recognizes the need to review the appropriate vehicles for officer equity grants each year, considering factors such as changes in business strategy, compensation program objectives and the existing portfolio of outstanding officer equity awards.

As with the fiscal 2012 annual incentive plan, the long-term incentive awards for the named executive officers followed the compensation principle above of greater consistency of performance measures between the executive team and the broader employee pool (in this case, vice presidents and directors). The vice presidents and directors were given their fiscal 2012 long-term incentive awards in a combination of service-based RSUs and service-based stock options. However, they were also given an opportunity to convert the RSU awards into service-based or performance-based stock options, and to convert their service-based stock options into performance-based stock options at a rate of 1-for-2, since the latter carried a challenging vesting hurdle, described below. In no event, however, could the individual vice president or director elect to receive more than 50% of their overall award in the form of performance-based stock options. The executive compensation committee decided not to extend a similar conversion choice to the named executive officers, but rather to award them the equity mix that would carry the highest permissible degree of performance contingency under the program extended to the vice presidents and directors. In that way, no vice president or director would be in more of a performance-contingent position than the named executive officers.

Description of Fiscal 2012 Equity Awards

For fiscal 2012, named executive officers received two different equity vehicles:

•	Service-based stock options that have a ten-year term and vest in equal installments over four years.

•

Performance-based stock options that have a ten-year term and vest contingent on the achievement of a stringent average stock price hurdle before April 29, 2016. If the closing price of our common shares as reported by the NASDAQ Global Select Market equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary of the date of grant (the “Trigger Event”), then 100% of the shares subject to the option will vest on the date of the Trigger Event, subject to continued service through both the date of the Trigger Event and April 1, 2013. Each of the performance-based stock options will immediately expire if the Trigger Event does not occur prior to the 5th anniversary of the date of grant.

Each of the foregoing stock option awards were made pursuant to our Amended and Restated 1995 Stock Option Plan (the “1995 Stock Plan”) and were effective as of the close of business on April 29, 2011. The exercise price of each stock option award is equal to $15.43, the closing price of our common shares as reported on the NASDAQ Global Select Market on April 29, 2011. No RSUs were granted to the named executive officers.

The table below provides the number of shares underlying the equity awards granted on April 29, 2011:

			Number of Performance-Based Stock Options
Executive	Number of RSUs	Number of Service- Based Stock Options	If Performance Condition Is Not Achieved	If Performance Condition Is Achieved
Dr. Sehat Sutardja	0	700,000	0	1,400,000
Mr. Clyde R. Hosein	0	150,000	0	300,000
Dr. Pantas Sutardja	0	150,000	0	300,000

Compensation Positioning

The executive compensation committee intended the market positioning of the fiscal 2012 officer compensation packages to be consistent with the compensation philosophy and compensation principles discussed above. In particular, the executive compensation committee designed the fiscal 2012 officer compensation packages to align below median of the fiscal 2012 peer group if stringent performance conditions are not achieved and the high end of the peer group if stringent performance conditions are achieved.

The table below presents the resulting positioning of fiscal 2012 compensation for our named executive officers using two methodologies:

(i)	As a percentage of the median (50th percentile) of competitive compensation data collected for the 2012 peer group companies.

(ii)	As the percentile rank relative to competitive compensation data collected for the fiscal 2012 peer group companies.

The following table demonstrates that a meaningful portion of total direct compensation will only be delivered upon vesting of the performance-based stock option, and, if the stock price hurdle vesting condition of the performance-based stock option award is not achieved, then the total direct compensation for the named executive officers will be significantly below the median of the peer group companies. The value attributed to the stock options is equal to the grant date accounting value of the awards. The named executive officer competitive compensation positioning is relative to publicly disclosed compensation information for the fiscal 2012 peer group companies as available at the time that the executive compensation committee approved our fiscal 2012 compensation programs, and therefore reflects historical not current year compensation. For purposes of the table below, “AIP” means Annual Incentive Plan, “LTI” means Long-Term Incentive and “PBO” means Performance-Based Stock Options.

		As a percentage of the median of the 2012 peer group companies						Percentile rank relative to the 2012 peer group companies
Pay Element	Performance Assumption	Dr. Sehat Sutardja		Mr. Clyde R. Hosein		Dr. Pantas Sutardja		Dr. Sehat Sutardja		Mr. Clyde R. Hosein		Dr. Pantas Sutardja
Salary	—	97%		94%		91%		44	th	35	th	33	rd
Total Cash Compensation	Target AIP Payout	102%		82%		57%		55	th	33	rd	12	th

(Salary + AIP)	Maximum AIP Payout	114%		89%		60%		66	th	36	th	26	th

Total Direct Compensation	PBO vesting condition is not achieved (assumes target AIP payout)	62%/55%	[1]	64%/58%	[1]	59%/53%	[1]	34	th/28th1	20	th/16th1	0	th/0th1

(Salary + AIP + LTI)	PBO vesting condition is achieved (assumes target AIP payout)	134%/112%	[1]	119%/103%	[1]	119%/101%	[1]	69	th/57th1	72	nd/54th1	71	st/51st1

[1]

Various companies make different assumptions regarding the volatility input when determining the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model. Both historical volatility, which is based on actual historical changes in stock price over an extended period of time prior to the grant, and implied volatility, which is based on the level of volatility assumed in the market prices of freely traded options as of the date of grant, are acceptable assumptions for determining the volatility input. For fiscal 2012, the estimated grant date fair value of options as disclosed in our Summary Compensation Table uses a volatility of 42.4%, which reflects a blend of 50% historic volatility and 50% implied volatility.

We believe it is useful to also provide investors with what the value of stock option awards would be had we used only implied volatility as an input for comparative purposes. In the “Total Direct Compensation” line items of the table above, the first of each paired numbers reflects the use of a blended volatility of 42.4% in determining the grant date fair market value of stock options granted in fiscal 2012, while the second of each paired numbers reflects the use of an implied volatility of 33.8% in determining the grant date fair market value of such awards. In accordance with the requirements of FASB ASC Topic 718, the performance-based stock options with a stock price hurdle were valued using a Monte-Carlo simulation model based on the assumptions underlying the Black-Scholes methodology.

Outstanding Performance-Based Awards

Prior to fiscal 2011, performance awards were granted in the form of stock options; for fiscal 2011, performance awards were granted in the form of RSUs that vested over a two year period; and for fiscal 2012, performance awards were granted that vest contingent on the achievement of a stringent average stock price hurdle as described above. No equity awards were issued to the named executive officers in fiscal 2010 with performance-based vesting criteria.

The table below provides detailed information regarding outstanding performance-based awards by executive grant, including vesting conditions and number of shares vesting based on fiscal 2012 performance.

Executive	Fiscal Year of Grant	Total Number of Performance- Based Shares (options or RSUs) Granted in Grant Year (#)		Target Number of Performance- Based Shares That Could Vest For Fiscal 2012 Performance Period (#)	Performance Measure	Vesting Conditions	Actual Number of Performance- Based Shares That Vested For Fiscal 2012 Performance Period (#)
Dr. Sehat Sutardja	2012	1,400,000 (options	)	0	Share price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
	2011	200,000 (RSUs	)	100,000	Revenue; Operating Margin	50,000 shares vest based on fiscal 2012 revenue growth vs. fiscal 2011 (between 10% and 25% growth, RSUs vest on a linear basis); 50,000 shares vest based on fiscal 2012 non-GAAP operating margin (between 23.5% and 26%, RSUs vest on a linear basis)	0
	2009	390,000 (options	)	195,000	Relative Operating Margin	Operating margin is at or above the 60th percentile of a Performance Peer Group (listed below)	0
Mr. Clyde R. Hosein	2012	300,000 (options	)	0	Share price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
	2011	20,000 (RSUs	)	5,000	Revenue; Operating Margin	5,000 RSUs vest based on revenue and operating margin (same targets as CEO)	0
	2009	200,000 (options	)	40,000	EPS	EPS of $1.28 or more (2x baseline EPS for 12 months ended May 2009)	40,000
Dr. Pantas Sutardja	2012	300,000 (options	)	0	Share price	Share price equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary; service through April 1, 2013	0
	2011	100,000 (RSUs	)	100,000	Revenue Growth	Revenue in a specific new business area for fiscal 2011-2012	0

Performance Measures and Vesting Conditions

Share Price

See “Description of Fiscal 2012 Equity Awards” in this section above.

Revenue

Pursuant to the terms of the performance-based RSU awards made to Dr. Sehat Sutardja and Mr. Hosein in fiscal 2011, a portion of the 2011 performance-based RSUs were designated to vest based on revenue growth as measured over two annual performance periods. In each of the annual periods, 50,000 RSUs (for Dr. Sehat Sutardja) and 2,500 RSUs (for Mr. Hosein) may vest depending on actual performance as measured against the following performance objectives:

•	Fiscal 2011 growth vs. fiscal 2010. Between 10% and 25% growth, RSUs vest on a linear basis.

•	Fiscal 2012 growth vs. fiscal 2011. Between 10% and 25% growth, RSUs vest on a linear basis.

Notwithstanding the foregoing, with respect to the shares subject to the revenue performance objectives described above, in the event of a year-over-year decline in the aggregate revenue of a semiconductor industry peer group, then such shares shall vest subject to our revenue growth rate relative to the revenue growth rate for the peer group. All revenue growth calculations shall exclude the impact of significant in-year acquisitions, to the extent known and calculable.

Operating Margin

Pursuant to the terms of the grant made to Dr. Sehat Sutardja, the 2009 performance-based stock option will vest based on our Modified GAAP Operating Margin (defined below) as measured over five annual performance periods. In each of the first four annual performance periods, beginning with fiscal 2010 and ending with fiscal 2013, 25% of the option shares (or 97,500 shares), may vest depending on actual performance as measured against the following performance objectives:

•

Full vesting of an annual tranche occurs if, for each annual performance period, the Modified GAAP Operating Margin (defined below) for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year end for the companies in our “Performance Peer Group” (listed below). If we do not meet the Modified GAAP Operating Margin (defined below) target for any annual performance period, then the option shares otherwise eligible for vesting in such period are to be carried forward to the next performance period and aggregated with the option shares eligible to vest during that period and may vest upon achievement of the subsequent year’s performance objectives. For purposes of this performance-based stock option, the Performance Peer Group consists of Altera Corporation, Analog Devices, Inc., Broadcom Corporation, LSI Corporation, Micron Technology, Inc., National Semiconductor Corporation, NVIDIA Corporation, SanDisk Corporation, UTStarcom, Inc. and Xilinx, Inc. If there are less than eight companies remaining in the Performance Peer Group for any performance period, the Performance Peer Group will be expanded to include all of the U.S.-based publicly traded companies in the Philadelphia Stock Exchange’s Semiconductor Index at that point in time.

•

If, at the end of fiscal 2013, any option shares remain unvested, then such option shares may vest in a final annual performance period covering fiscal 2014 if the Modified GAAP Operating Margin for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year-end for the companies in our “Performance Peer Group.”

For purposes of this performance-based stock option award, “Modified GAAP Operating Margin” with respect to a company shall mean its operating margin determined by adjusting operating margin calculated under generally accepted accounting principles (“GAAP”) to exclude the impact of (i) non-cash stock-based compensation charges recognized under FASB ASC Topic 718 and (ii) non-cash acquisition-related charges, including intangible amortization and in-process research and development charges.

Pursuant to the terms of the performance-based RSU awards made to Dr. Sehat Sutardja and Mr. Hosein in fiscal 2011, a portion of the 2011 performance-based RSUs were designated to vest based on non-GAAP operating margin as measured over two annual performance periods. In each of the annual periods, 50,000 RSUs (for Dr. Sehat Sutardja) and 2,500 RSUs (for Mr. Hosein) were designated to vest depending on actual performance as measured against the following performance objectives:

•	Fiscal 2011 non-GAAP operating margin between 23.5% and 26%, RSUs vest on a linear basis.

•	Fiscal 2012 non-GAAP operating margin between 23.5% and 26%, RSUs vest on a linear basis.

Notwithstanding the foregoing, with respect to the shares subject to the operating performance objectives described in the preceding bullets, in the event of a year-over-year decline in the aggregate revenue of a semiconductor industry peer group, then such shares shall vest subject to our non-GAAP operating margin relative to the non-GAAP operating margin for the peer group. All operating margin calculations shall exclude the impact of in-year significant acquisitions, to the extent known and calculable.

EPS

Mr. Hosein’s performance-based stock option award granted in connection with the commencement of his employment in fiscal 2009 vests upon our achievement of non-GAAP earnings per share (“EPS”) equaling or exceeding 200% of the baseline EPS. Performance is measured over six one-year performance periods with the first performance period beginning with the first fiscal quarter after Mr. Hosein commenced employment. For the first five performance periods, 20% of the option shares plus any option shares that did not vest in a prior performance period will vest if our actual non-GAAP EPS equal or exceed 200% of the baseline. In the sixth performance period, any option shares that did not vest in a prior performance period will vest if our actual pro forma EPS equals or exceeds 200% of the baseline. Non-GAAP EPS excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits. Baseline EPS equals the non-GAAP EPS for the four fiscal quarters immediately preceding the fiscal quarter of Mr. Hosein’s commencement of employment, which was $1.28 per share.

Other

Pursuant to the terms of the performance-based RSU award made to Dr. Pantas Sutardja in fiscal 2011, 100,000 RSUs will vest subject to the achievement of performance objectives related to cumulative revenue for a specific new business area in fiscal 2011 and fiscal 2012, subject to a minimum level of revenue growth in that area over the two-year period.

Actual Performance and Vesting

During fiscal 2012, we measured the financial performance associated with each named executive officer’s respective performance-based stock option awards and performance-based RSU awards, and determined the number of stock options and RSUs that vest for the fiscal 2012 performance period based on each grant. For a reconciliation of non-GAAP operating margin and Modified GAAP Operating Margin, please see Annex A to this proxy statement.

•

In the case of the fiscal 2011 performance-based RSU award for Dr. Sehat Sutardja, the revenue and non-GAAP operating margin targets were not met in fiscal 2012. Our revenue year over year decreased by 6% and the non-GAAP operating margin for fiscal 2012 was 23.1%. As a result, the 100,000 shares subject to the award did not vest and were cancelled.

•	In the case of the fiscal 2011 performance-based RSU award for Clyde Hosein, the revenue and non-GAAP operating margin targets were not met in fiscal 2012.

Our revenue year over year decreased by 6% and the non-GAAP operating margin for fiscal 2012 was 23.1%. As a result, the 5,000 shares subject to the award did not vest and were cancelled.

•

In the case of the fiscal 2009 performance-based option award for Dr. Sehat Sutardja, the Modified GAAP Operating Margin performance (22.9%) was not equal to or greater than the 60th percentile of the comparably calculated peer group operating margin for the four consecutive fiscal quarters ending before our fiscal year. As a result, the tranche did not vest and will roll forward to fiscal 2013.

•

In the case of the performance-based option granted to Mr. Hosein in fiscal 2009, the target EPS per the option agreement was $1.28, and actual pro forma EPS for the four quarters ended July 30, 2010 was $1.52 per share. As a result, the performance target was met and 40,000 shares vested.

•

In the case of the fiscal 2011 performance-based RSU award for Dr. Pantas Sutardja the revenue growth targets in a specific new business area in fiscal 2011 and fiscal 2012 were not met. As a result, the 100,000 shares subject to the award did not vest and were cancelled.

Benefits

Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan. They participate in these plans on the same terms and conditions as our other salaried employees. In fiscal 2011, under our Section 401(k) plan, we revised our matching contribution strategy effective February 1, 2010 to effectively double the maximum matching contribution from $1,000 per calendar year to $2,000 per calendar year for the period from the effective date to the end of the calendar year. Beginning in January 2011, the employees’ contributions are matched dollar for dollar up to a maximum of $500 for each quarter of the calendar year.

We also offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our 2000 Employee Stock Purchase Plan, as amended and restated (the “ESPP”). Employees who own more than 5% of our stock may not participate in the ESPP, so Dr. Sehat Sutardja and Dr. Pantas Sutardja are not eligible to participate in the ESPP. Except as described in the following paragraph, named executive officers did not receive any employee benefits or perquisites in fiscal 2012 other than the employee benefits and perquisites provided to all employees.

The executive compensation committee has approved a formal policy for personal use of a company-leased corporate jet. This policy permits personal use of the corporate jet only by Dr. Sehat Sutardja, as our President and CEO. Dr. Sehat Sutardja may use the corporate jet for three personal round trip flights annually. Any additional personal use of the corporate jet by Dr. Sehat Sutardja requires the approval of the executive compensation committee. For purposes of the three round trip limitation, a multi-stop trip will be considered one round trip flight. Dr. Sehat Sutardja may be accompanied by his family and friends and any persons involved in a charitable interest of Dr. Sehat Sutardja, or he may permit any of these people to use the corporate jet in his place within the guidelines. During fiscal 2012, Dr. Sehat Sutardja did not make use of the corporate jet for any personal flights.

Employment Agreements

At this time, other than for Mr. Hosein, we do not have any employment, change-in-control, or severance agreements or arrangements with any of our named executive officers. This enables us to terminate their employment with flexibility as to the terms of any severance arrangement. We entered into an employment agreement with Mr. Hosein in fiscal 2009 as a necessary inducement for his acceptance of his position with us, including provisions for his severance and change-in-control severance benefits. The terms of the employment agreement were determined based on negotiations between our board of directors and Dr. Sehat Sutardja, who received input from the executive compensation committee. The executive compensation committee reviewed market data at the time of the negotiations to better understand the market range for the various compensation elements, but the market data was used to primarily contrast the negotiated compensation with current competitive practice. For a further description of Mr. Hosein’s employment agreement, see the section entitled “Employment Contracts and Change-in-Control Arrangements” below.

Other Considerations

Equity Grant Practices

Our board of directors has adopted a policy with respect to our stock option grant practices. Our current policy covers, among other things, the following:

All stock option grants must have an exercise price per share no less than the per share fair market value of our common shares on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

The executive compensation committee has the authority to make equity grants to all employees, including our executive officers. However, a subcommittee consisting of one or more members of the executive compensation committee may make grants to newly hired employees or secondary grants but the subcommittee may not make any grants to executive officers or the annual focal equity grants (described below).

Equity grants to newly hired employees are made monthly during regularly scheduled executive compensation committee or subcommittee meetings. An equity award proposal is generally prepared for the executive compensation committee’s consideration by the second month following the month of the new employees’ date of hire. These awards may only be made by the executive compensation committee and are typically based upon the recommendation of the CEO. It is our policy for equity grants to newly hired employees to vest over five years with 1/5th of the shares subject to vesting after the first anniversary of the vesting start date and 1/60th of the shares subject to the grant vesting monthly thereafter.

Annual focal equity grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of our fiscal month in April in each calendar year, provided that such grants shall not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If focal awards have not been granted by the last Friday of the fiscal month of April, then focal awards are to be granted during an ‘open window’ as set forth in our insider trading policy. Other than with respect to annual focal equity grants, grants to named executive officers must be made during an ‘open window.’ It is our policy for focal grants to vest in equal annual installments over four years.

Management regularly reviews share usage (run rate), potential dilution and total cost of equity grants with the executive compensation committee, relative to internal and external benchmarks, to ensure that share usage is carefully and appropriately managed. The table below shows the company run rate for the three most recent fiscal years (in thousands, except percentages):

	Share Based Run Rate (All Stock Options and RSUs Granted)		Stock Option Equivalent Based Run Rate (2:1 Option to Full Value Share Conversion)
Fiscal Year	# Granted	% Average Common Shares Outstanding	# Stock Option Equivalents	% Average Common Shares Outstanding
2012	13,503	2.25%	20,380	3.40%
2011	6,736	1.04%	11,454	1.77%
2010	1,897	0.30%	1,975	0.32%

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatements

In the event of a restatement of our financial results, where a bonus was paid to the CEO and/or the CFO based on financial results that were subject to the restatement and there is finding by a majority of the disinterested members of our board of directors at the time of the restatement that the restatement was due, in whole or in part, to the gross recklessness or intentional misconduct of either the CEO or CFO, respectively, our board of directors shall review all such bonuses for the period(s) in which the results were restated. If such bonuses would have been lower had they been calculated based on the restated results, our board of directors will, to the extent permitted under applicable law, seek to recoup for the benefit to us of all such bonuses paid to the CEO and/or CFO, as applicable. This policy shall apply in addition to any right of recoupment against the CEO and the CFO under Section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Guidelines for Executive Officers

Our board of directors has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other shareholders. These guidelines were amended in March 2012 to provide that, within a five-year period, executive officers should have actual ownership of common shares equal in value to six times the annual base salary for the CEO and two times their respective annual base salary for the other named executive officers. Our board of directors reviews progress against these guidelines annually and updates them as appropriate. Each of our named executive officers had either satisfied these ownership guidelines or had time remaining to do so as of April 27, 2012.

Policy Concerning Repricing of Stock Options

Incentive stock options granted under any stock plan may not be repriced unless prior shareholder approval is obtained (unless the repricing is necessary to correct administrative errors).

Tax Considerations

Section 162(m) places a $1 million limit on the amount of compensation we can deduct in any one year for compensation paid to the chief executive officer and other named executive officers employed by us at the end of the year (other than our chief financial officer). The executive compensation committee considers the potential effects of Section 162(m) on the compensation paid to our named executive officers.

We have determined that, for fiscal 2012, the compensation earned by each of our named executive officers is deductible by us under Section 162(m), except for a portion of the compensation earned by Dr. Sehat Sutardja that was in excess of $1 million.

While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the executive compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the executive compensation committee had not adopted a formal policy regarding the tax deductibility of the compensation paid to Dr. Sehat Sutardja and our other named executive officers for fiscal 2012, the executive compensation committee intends to review the tax deductibility under Section 162(m) of executive compensation. However, the executive compensation committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives. In fiscal 2011, we obtained approval for a plan intended to comply with Section 162(m) and established a fiscal 2012 incentive compensation program to qualify under Section 162(m). Going forward, compensation decisions related to non-equity bonuses will be designed to qualify under Section 162(m), with the exception of any discretionary awards that the executive compensation committee believes are necessary and appropriate to reward and retain the named executive officers.

Section 409A of the Code (“Section 409A”) imposes taxes in the event that an employee, including a named executive officer, receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain severance arrangements and equity awards. Consequently, to assist our employees in avoiding the taxes imposed by Section 409A, we have structured our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting Considerations

We are required to estimate and record an expense for each equity award over its vesting period. The executive compensation committee reviews the effect of the compensation expense under FASB ASC 718 for equity compensation to the named executive officers.

Insider Trading/Anti-Hedging

All employees, officers and directors of, and consultants and contractors to, Marvell or any of its subsidiaries are subject our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities or in trading market exchanged “derivative securities” tied to our securities.

In April 2008, our board of directors amended our insider trading policy to permit Rule 10b5-1 trading plans. Other than Dr. Pantas Sutardja, who adopted a Rule 10b5-1 trading plan in January 2012, none of our named executive officers have implemented a Rule 10b5-1 plan.

Key Fiscal 2013 Compensation Program Changes

The compensation philosophy and principles for fiscal 2013 are consistent with fiscal 2012 but the executive compensation committee has approved some changes to the compensation programs for fiscal 2013 intended to continue to promote alignment of the interests of named executive officers, broader employee groups and shareholders, and reward the achievement of key strategic goals.

Governance Considerations

To ensure that our compensation programs are aligned with good governance practices, the following changes were implemented in the first quarter of fiscal 2013:

•	The CEO stock ownership guideline was increased to six times base salary and the definition of shares counted towards the guideline for all officers was amended to only include owned shares.

Fiscal 2013 Peer Group Revision

During fiscal 2012, the executive compensation committee reviewed its pre-existing peer group for alignment with companies that are similar in revenue, industry segment and/or which compete with us for talent.

The executive compensation committee utilized competitive market compensation data based on the practices of the revised peer group to guide fiscal 2013 pay decisions:

Peer Group for Fiscal 2013	Description

1. Revised Peer Group:

Adobe Systems Incorporated (new peer)

Advanced Micro Devices, Inc.

Analog Devices, Inc. (new peer)

Broadcom Corporation

Juniper Networks, Inc.

LSI Corporation (new peer).

NetApp, Inc.

NVIDIA Corporation

QUALCOMM Incorporated

Texas Instruments Incorporated

Xilinx Inc.(new peer)

•    Consists of a mix of semiconductor companies and other similarly sized companies in the technology industry the executive compensation committee believed to be generally comparable to us in terms of revenue, EBITDA margin and market value.

•    Includes of companies that the executive compensation committee recognizes are similar to us in terms of industry segment and/or which compete with us for talent.

•    The executive compensation committee believed that this peer group is useful for calibrating compensation levels, corporate performance, and appropriate performance metrics.

2. Peers Deleted from Prior Peer Group Atheros Communications, Inc. SanDisk Corporation	• The executive compensation committee believed that removal of these peers is appropriate due to changes in ownership structure (Atheros) and comparability from a business perspective (SanDisk).

Fiscal 2013 Salaries

Following the year-end assessment of officer and company performance and a review of officer compensation relative to the peer companies, the executive compensation committee approved officer salary increases for fiscal 2013 ranging from 2.2% to 6.3% of salary. All resulting fiscal 2013 officer salaries are below the median of peer company salary data (as available at the time that the executive compensation committee approved our fiscal 2013 compensation programs).

Fiscal 2013 Annual Incentive Plan

The fiscal 2013 annual incentive plan for officers will be funded based on achievement of revenue and operating profit goals. The degree to which these key financial goals are achieved and the executive compensation committee’s assessment of achievement of additional operational and strategic goals will ultimately determine the size of the awards that will be payable for fiscal 2013. The fiscal 2013 incentive plan is intended to qualify under Section 162(m). The target and maximum amount of awards payable for each of our named executive officers is set forth in the table below:

Executive	Fiscal 2013 Base Salary	Target Annual Incentive Opportunity	Maximum Payable under Incentive Plan
Dr. Sehat Sutardja	$850,000	$1,275,000 (150% of Base Salary)	$2,550,000 (200% of Target)
Mr. Clyde R. Hosein	$480,000	$384,000 (80% of Base Salary)	$768,000 (200% of Target)
Dr. Pantas Sutardja	$425,000	$212,500 (50% of Base Salary)	$425,000 (200% of Target)

Fiscal 2013 Long-Term Incentive Awards

Marvell’s compensation packages are designed to ensure that a substantial portion of named executive officer compensation is linked to incentivizing and rewarding the increase of our market capitalization through sustained share price growth. For fiscal 2013, the executive compensation committee decided to accomplish this objective by granting service-based stock options as the primary equity award vehicle. Given that the fiscal 2012 equity awards were entirely in the form of service and performance-based stock options, the committee determined that it was appropriate for fiscal 2013 awards to include a component of service-based RSUs.

Therefore, for fiscal 2013, named executive officers received two different equity vehicles:

•	Stock options that have a ten-year term and vest in equal installments over four years; and

•	RSUs that vest in equal installments over four years.

Each of the foregoing stock option and RSU awards were made pursuant to the 1995 Stock Plan) and were granted on April 21, 2012 (which was a Saturday). The exercise price of each stock option award is equal to $15.20, the closing price of our common shares as reported on the NASDAQ Global Select Market on April 20, 2012.

The table below provides the number of shares underlying the equity awards granted on April 21, 2012:

Executive	Number of RSUs	Number of Stock Options
Dr. Sehat Sutardja	200,000	1,500,000
Mr. Clyde R. Hosein	53,000	340,000
Dr. Pantas Sutardja	42,000	340,000

The executive compensation committee intends that the market positioning of the fiscal 2013 officer compensation packages will be consistent with the compensation philosophy and compensation principles discussed above. The table below presents the resulting positioning of fiscal 2013 compensation for our named executive officers using two methodologies:

(i)	As a percentage of the median (50th percentile) of competitive compensation data collected for the 2013 peer group companies.

(ii)	As the percentile rank relative to competitive compensation data collected for the 2013 peer group companies.

The value attributed to the equity awards is equal to the grant date accounting value of the awards. The named executive officer competitive compensation positioning is relative to publicly disclosed compensation information for the 2013 peer group companies as available at the time that the executive compensation committee approved our fiscal 2013 compensation programs, and therefore reflects historical not current year compensation. For purposes of the table below, “AIP” means Annual Incentive Plan, “LTI” means Long-Term Incentive.

		As a percentage of the median of the 2013 peer group companies			Percentile rank relative to the 2013 peer group companies
Pay Element	Performance Assumption	Dr. Sehat Sutardja	Mr. Clyde R. Hosein	Dr. Pantas Sutardja	Dr. Sehat Sutardja		Mr. Clyde R. Hosein		Dr. Pantas Sutardja
Salary	—	99%	92%	94%	45	th	43	rd	24	th
Total Cash Compensation (Salary + AIP)	Target AIP Payout	107%	82%	79%	71	st	42	nd	4	th
Total Direct Compensation (Salary + AIP + LTI)	Target AIP Payout	135%/123%[1]	131%/121%[1]	115%/105%[1]	88th/77	th1	72nd/64	th1	73rd/61	st1

[1]

Various companies make different assumptions regarding the volatility input when determining the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model. We have in the past used historical volatility in our financial statements, which is based on the actual historical changes in our stock price over an extended period of time prior to the grant. Some companies use an implied volatility, which is based on the level of volatility assumed in the market prices of freely traded options as of the date of grant. Some companies also use a blend of historical volatility and implied volatility. For fiscal year 2013, we will use a blend of 50% historic volatility and 50% implied volatility. We believe it is useful to provide investors with what the value of stock option awards would be had we used implied volatility as an input for comparative purposes. In the “Total Direct Compensation” line items of the table above, the first of each paired numbers reflects the use of a blended volatility of 43.8% in determining the grant date fair market value of stock options granted in fiscal year 2013, while the second of each paired numbers reflects the use of an implied volatility of 37.2% in determining the grant date fair market value of such awards.

Compensation Committee Report

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The executive compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the executive compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and this proxy statement.

Respectfully submitted by the members of the executive compensation committee of our board of directors:

Dr. Juergen Gromer (Chair) Dr. Ta-lin Hsu Dr. John G. Kassakian Mr. Arturo Krueger

Summary Compensation Table for Fiscal 2012, 2011 and 2010

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Dr. Sehat Sutardja	2012	783,076	(5)	—		—		11,324,040	180,000	—	283,056	(6)	12,570,172
President and Chief	2011	691,731	(7)	1,200,000		6,489,747		2,443,275	—	—	5,186	(8)	10,829,939
Executive Officer	2010	657,000		985,000	(9)	—		—	—	—	574	(10)	1,642,574

Clyde R. Hosein	2012	464,953	(11)	—		—		2,426,580	56,160	—	5,964	(12)	2,953,657
Chief Financial Officer	2011	450,000		337,500		899,592		781,848	—	—	4,810	(13)	2,473,750
and Secretary	2010	450,000		360,000	(9)	—		—	—	—	2,081	(14)	812,081

Dr. Pantas Sutardja	2012	413,292	(15)	—		—		2,426,580	24,960	—	156,030	(16)	3,020,862
Vice President, Chief	2011	400,000		180,000		446,794	(17)	488,655	—	—	2,990	(18)	1,518,439
Technology Officer and Chief Research and Development Officer	2010	400,000		160,000	(9)	—		—	—	—	38,113	(19)	598,113

(1)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.
(2)	The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report Form 10-K for fiscal 2012. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.
(3)	Various companies make different assumptions regarding the volatility input when determining the estimated grant date fair value of stock option awards in accordance with FASB ASC Topic 718. We used an equally weighted combination of historical stock price volatility and implied volatility in our financial statements beginning in fiscal 2012, while prior to fiscal 2012 we used the historical volatility in our financial statements. The implied volatility is derived from traded options on our stock in the marketplace and the historical volatility is based on the actual historical changes in our stock price over an extended period of time prior to the grant. Since many companies use only an implied volatility, which is based on the level of volatility assumed in the market prices of freely traded options as of the date of grant, we believe it is useful to provide investors with what the value of stock option awards would be had we used only implied volatility as an input for comparative purposes. The following table presents the grant date fair value of our stock option awards in fiscal 2012 assuming an implied volatility of 34% (compared to a blended implied and historical volatility of 42%).

Named Executive Officer	Fiscal Year	Option Awards Calculation Using Blended Volatility ($)	Option Awards Calculation Using Implied Volatility ($)	(Decrease) to Total Compensation Using Implied Volatility ($)
Dr. Sehat Sutardja	2012	11,324,040	9,200,448	(2,123,592)
Clyde R. Hosein	2012	2,426,580	1,971,525	(455,055)
Dr. Pantas Sutardja	2012	2,426,580	1,971,525	(455,055)

(4)	The amounts shown in this column represent annual cash incentive awards made to the named executive officers under our Executive Incentive Performance Plan, which is Section 162(m) compliant. Further information regarding the fiscal 2012 awards is included in the section entitled “Elements of Executive Compensation-Fiscal 2012 Annual Incentive Plan” in the Compensation Discussion and Analysis above.
(5)	On April 29, 2011, the executive compensation committee approved an increase to Dr. Sehat Sutardja’s annual salary from $700,000 to $800,000 effective as of April 1, 2011.
(6)	This amount includes premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518 and cash out of accrued vacation of $1,538. In addition, we filed notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and paid related filing fees of $280,000 required by our delivery of Marvell common shares to Dr. Sehat Sutardja and Ms. Weili Dai in connection with the exercise of stock options provided pursuant to the 1995 Stock Plan. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(7)	On April 12, 2010, the executive compensation committee approved an increase to Dr. Sehat Sutardja’s annual salary from $657,000 to $700,000 effective as of April 1, 2010.
(8)	This amount includes a premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,031 and incremental cost for personal use of the company-leased corporate jet. The total incremental cost as estimated by us for the personal use of the corporate aircraft was $4,155, including aircraft costs for fuel, fees for landing and parking and pilot expenses for food, hotels and car rental. During fiscal 2011, Dr. Sehat Sutardja was accompanied on a business trip by two passengers that were attributable for tax purposes to his personal use. For more information regarding the corporate aircraft policy, please see the section entitled “Elements of Executive Compensation-Benefits” in the Compensation Discussion and Analysis above.

(9)	The aggregate value of the bonus was payable as follows: (A) 85% in cash, and (B) 15% in restricted equity (rounded down to the nearest share), in the form of an RSU award for common shares, for services performed during fiscal 2010, based on the closing price of our common shares on April 12, 2010 ($21.14). Dr. Sehat Sutardja was granted an award of 6,989 shares, Mr. Hosein was granted an award of 2,554 shares and Dr. Pantas Sutardja was granted an award of 1,135 shares. The shares underlying each RSU award vested and were released in full on April 1, 2011.
(10)	This amount includes premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $574.
(11)	On April 29, 2011, the executive compensation committee approved an increase to Mr. Hosein’s annual salary from $450,000 to $468,000 effective as of April 1, 2011.
(12)	This amount includes matching contributions to 401(k) of $2,000, opt out of medical insurance benefit of $2,446 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518.
(13)	This amount includes matching contributions to 401(k) of $2,000, opt out of medical insurance benefit of $1,292 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $1,518.
(14)	This amount includes opt out of medical insurance benefit of $1,200 and premium for basic life insurance of 2.5 times annual salary up to $600,000 in the amount of $881.
(15)	On April 29, 2011, the executive compensation committee approved an increase to Dr. Pantas Sutardja’s annual salary from $400,000 to $416,000 effective as of April 1, 2011.
(16)	This amount includes matching contributions to 401(k) of $2,000, cash out of accrued vacation of $28,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $1,030. In addition, we also filed notification and report forms pursuant to the HSR Act and paid related filing fees of $125,000 required by our delivery of Marvell common shares to Dr. Pantas Sutardja in connection with the vesting of RSUs provided pursuant to the 1995 Stock Plan.
(17)	A performance-based RSU award was made on April 12, 2010 for 100,000 shares that was not included in the calculation consistent with the estimate of aggregate compensation cost we recognized over the service period under FASB ASC Topic 718. The grant date fair value of this award assuming that the highest level of performance conditions would have been achieved was $2,114,000. The performance criteria for this award were not met and 100,000 shares subject to the award were cancelled.
(18)	This amount includes matching contributions to 401(k) of $2,000 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $990.
(19)	This amount includes matching contribution to 401(k) of $1,000, cash out of accrued vacation of $36,539 and premium for basic life insurance of 2.5 times annual salary up to $600,000 of $574.

Grants of Plan-Based Awards in Fiscal 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)(5)
		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Dr. Sehat Sutardja	04/29/2011	—	—	—	—	—	—	—	700,000	15.425	4,212,040
	04/29/2011	—	—	—	0	1,400,000	1,400,000	—	—	15.425	7,112,000
	04/29/2011	0	1,200,000	1,440,000	—	—	—	—	—	—	—
Clyde R. Hosein	04/29/2011	—	—	—	—	—	—	—	150,000	15.425	902,580
	04/29/2011	—	—	—	0	300,000	300,000	—	—	15.425	1,524,000
	04/29/2011	0	374,400	449,280	—	—	—	—	—	—	—
Dr. Pantas Sutardja	04/29/2011	—	—	—	—	—	—	—	150,000	15.425	902,580
	04/29/2011	—	—	—	0	300,000	300,000	—	—	15.425	1,524,000
	04/29/2011	0	166,400	199,680	—	—	—	—	—	—	—

(1)	The amounts represent the threshold, target and maximum dollar payouts under our Executive Incentive Performance Plan for fiscal 2012. The payment for threshold performance ranges from 0% to 120% of target. This plan is intended to qualify under Section 162(m). The following payments were made in April 2012 for fiscal 2012 performance: Dr. Sehat Sutardja ($180,000); Mr. Hosein ($56,160); and Dr. Pantas Sutardja ($24,960). Further information regarding the fiscal 2012 payouts under this plan is included in the section entitled “Elements of Executive Compensation-Fiscal 2012 Annual Incentive Plan” in the Compensation Discussion and Analysis above.
(2)

Performance-based stock options with a market-based condition were granted that have a ten-year term and vest contingent on the achievement of a stringent average stock price hurdle before April 29, 2016. If the closing price of our common shares as reported by the NASDAQ Global Select Market equals or exceeds an average of $24.70 for a period of 200 consecutive trading days prior to the 5th anniversary of the date of grant (the “Trigger Event”), then 100% of the shares subject to the option will vest on the date of the Trigger Event, subject to continued service through both the date of the Trigger Event and April 1, 2013. Each of the performance-based stock options will immediately expire if the Trigger Event does not occur prior to the 5th anniversary of the date of grant.

(3)	Amounts shown represent options issued under the 1995 Stock Plan that will, in general, vest and become exercisable in four equal annual installments upon the named executive officer’s completion of each year of service over a four-year service period, measured from April 1, 2011. The options have a term of 10 years from the date of grant.
(4)	The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common shares on the grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our common shares at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation assumptions used in the calculations, see Note 9 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report Form 10-K for fiscal 2012. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.
(5)	Various companies make different assumptions regarding the volatility input when determining the estimated grant date fair value in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model. For additional details on the difference between the aggregate value of fiscal 2012 stock option awards using a blended volatility and implied volatility, see note (3) to the Summary Compensation Table for Fiscal 2012, 2011 and 2010.

Outstanding Equity Awards at Fiscal 2012 Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Plan Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Dr. Sehat Sutardja	115,880	(1)	—		—		6.0025	6/6/2012	—		—		—		—
	1,000,000	(2)	—		—		10.91	12/26/2013	—		—		—		—
	292,000	(3)	—		—		34.3750	3/10/2016	—		—		—		—
	162,000	(4)	—		—		24.7950	5/25/2016	—		—		—		—
	235,000	(5)	—		—		14.01	12/28/2017	—		—		—		—
	226,800	(6)	—		—		14.01	12/28/2017	—		—		—		—
	97,500	(7)	—		292,500	(7)	6.84	12/18/2018	—		—		—		—
	225,000	(8)	75,000	(8)	—		6.84	12/18/2018	—		—		—		—
	—		—		—		—	—	75,000	(9)	1,184,250	(10)	—		—
	62,500	(11)	187,500	(11)	—		21.14	4/12/2020	—		—		—		—
	—		—		—		—	—	—		—		100,000	(12)	1,579,000	(10)
	—		700,000	(13)	—		15.425	4/29/2021	—		—		—		—
	—		—		1,400,000	(14)	15.425	4/29/2021	—		—		—		—
Clyde R. Hosein	322,500	(15)	127,500	(15)	—		17.66	6/30/2018	—		—		—		—
	120,000	(16)	—		80,000	(16)	17.66	6/30/2018	—		—		—		—
	50,000	(8)	25,000	(8)	—		6.84	12/18/2018	—		—		—		—
	—		—		—		—	—	15,000	(9)	236,850	(10)	—		—
	20,000	(11)	60,000	(11)	—		21.14	4/12/2020	—		—		—		—
	—		—		—		—	—	—		—		5,000	(17)	78,950	(10)
	—		150,000	(13)	—		15.425	4/29/2021	—		—		—		—
	—		—		300,000	(14)	15.425	4/29/2021	—		—		—		—
Dr. Pantas Sutardja	41,668	(1)	—		—		6.0025	6/6/2012	—		—		—		—
	2,518,332	(18)	—		—		10.91	12/26/2013	—		—		—		—
	218,000	(3)	—		—		34.3750	3/10/2016	—		—		—		—
	96,000	(5)	—		—		14.01	12/28/2017	—		—		—		—
	101,000	(6)	—		—		14.01	12/28/2017	—		—		—		—
	90,000	(8)	30,000	(8)	—		6.84	12/18/2018	—		—		—		—
	—		—		—		—	—	15,000	(9)	236,850	(10)	—		—
	12,500	(11)	37,500	(11)	—		21.14	4/12/2020	—		—		—		—
	—		—		—		—	—	—		—		100,000	(19)	—	(20)
	—		150,000	(13)	—		15.425	4/29/2021	—		—		—		—
	—		—		300,000	(14)	15.425	4/29/2021	—		—		—		—

(1)	Fully vested on June 6, 2006.
(2)	These options were fully vested on August 26, 2006. On December 27, 2006, Dr. Sehat Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with FASB ASC 718. On May 6, 2007, Dr. Sehat Sutardja agreed to reduce the number of shares received in his December 26, 2003 grant by 2,000,000 post-split shares.
(3)	Fully vested on January 31, 2009.
(4)	Fully vested on May 25, 2008.
(5)	Fully vested on June 1, 2011.
(6)	Pursuant to the terms of the performance-based stock option agreements with Drs. Sehat Sutardja and Pantas Sutardja, the applicable target EPS for fiscal 2011 was attained and these options were fully vested on March 30, 2011.
(7)

This option is subject to the performance-based vesting in four separate and equal annual performance tranches (each a “Tranche”) of 97,500 unvested options. Each Tranche will be associated with one of four complete fiscal years, beginning with our fiscal year 2010 and ending with our fiscal year 2013. The Tranche for any fiscal year will become vested and fully exercisable as of the prescribed due date on which our Annual Report on Form 10-K is required to be filed with the SEC for the corresponding fiscal year if our “Modified GAAP Operating Margin” for such fiscal year is equal to or greater than the 60th percentile of the comparably calculated operating margin for the four consecutive fiscal quarters ending on or before our fiscal year for our “Performance Peer Group” (the “Performance Threshold”). If our “Modified GAAP Operating Margin” for any fiscal year performance period is less than the applicable Performance Threshold, the options for such Tranche shall not vest immediately, but shall be added to the unvested options of the following year’s Tranche. If at the end of our fiscal year 2013, any performance-based stock options remain unvested as a result of the Performance Threshold not having been achieved for our fiscal year 2013, then such shares shall become eligible to vest in a final fifth annual Tranche associated with our fiscal year 2014. If any performance shares remain unvested as a result of the Performance Threshold not having been achieved for our fiscal year 2014, the remaining unvested options shall expire. The definition of “Modified GAAP Operating Margin” and the list of companies in the “Performance Peer Group” for this performance-based stock option grant is set forth on page 36 of this proxy statement in the Compensation Discussion and Analysis above. Based on the Modified GAAP Operation Margin results for the fiscal 2012 performance period, the executive compensation committee determined that the Performance Threshold was not met in fiscal 2012, and 195,000 shares will roll forward to the fiscal 2013 performance period. For more information, please see the Compensation Discussion and Analysis above.

(8)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was December 15, 2008, and 1/4th yearly thereafter. The option will be fully vested on December 15, 2012.

(9)	The RSU award vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2010, and 1/4th yearly thereafter.

(10)	The price per share of our common shares on the last trading day of fiscal 2012 was $15.79 as reported on the NASDAQ Global Select Market on January 27, 2012 (the last trading day of fiscal 2012).
(11)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2010, and 1/4th yearly thereafter. The option will be fully vested on April 1, 2014.

(12)	For a description of the vesting applicable to this award, see the section entitled “Elements of Executive Compensation-Performance Measures and Vesting Conditions” in the Compensation Discussion and Analysis above. The original RSU award was for 200,000 shares. The performance criteria for the remainder of this award were not met and all 100,000 RSUs were cancelled.
(13)

The option vests as to 25% of the shares on the one year anniversary of the vesting commencement date, which was April 1, 2011, and 1/4th yearly thereafter. The option will be fully vested on April 1, 2015.

(14)	For further information, please refer to note (2) of the Grant of Plan-Based Awards in Fiscal 2012 table.
(15)

The option vests as to 20% of the shares on the one year anniversary of the vesting commencement date, which was June 23, 2008, and 1/60th monthly thereafter The option will be fully vested on June 23, 2013.

(16)	This option vests if the target EPS (the “Target EPS”) for the performance period is 200% of “Baseline EPS.” Performance is measured over six one-year performance periods with the first performance period beginning with the first fiscal quarter after Mr. Hosein commenced employment and ending on the “10-Q Due Date.” For the first five performance periods, 20% of the option shares plus any option shares that did not vest in a prior performance period will vest and, in the sixth performance period, any option shares that did not vest in a prior performance period will vest if the performance metrics are met. If at the end of the sixth and final performance period, any unvested performance-based stock options remain unvested as a result of not having met or exceeded the Target EPS during the final performance period then the remaining unvested options shall expire. “10-Q Due Date” means, with respect to a performance period, the prescribed due date on which our Quarterly Report on Form 10-Q is required to be filed with the SEC for the fiscal quarter of such performance period. “EPS” for purposes of this option grant is calculated by adjusting diluted net income per share under generally accepted accounting principles (“GAAP EPS”) for the impact of (i) non-cash stock-based compensation charges by adding to GAAP EPS non-cash stock-based compensation expense recognized under FASB ASC 718, and (ii) non-cash charges associated with purchase accounting and other write-off related expenses by adding to GAAP EPS amortization and write-off of acquired intangible assets and other, and acquired in-process research and development. “Baseline EPS” is calculated as the cumulative EPS for the four consecutive fiscal quarters immediately preceding the fiscal quarter in which his employment with us began. The Target EPS will be proportionately adjusted by the executive compensation committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event affected subsequent to the date of grant. For more information, please see the Compensation Discussion and Analysis above.
(17)	For a description of the vesting applicable to this award, see the section entitled “Elements of Executive Compensation-Performance Measures and Vesting Conditions” in the Compensation Discussion and Analysis above. The original RSU award was for 20,000 shares. The performance criteria for the remainder of this award were not met and all 5,000 RSUs were cancelled.
(18)	Fully vested on December 26, 2007. On December 27, 2006, Dr. Pantas Sutardja agreed to amend the option exercise price for such options to the corrected price that would have been applicable had the grants been made using the actual measurement dates for financial accounting purposes. There was no incremental fair value to any modified option awards, computed in accordance with ASC 718.
(19)	For a description of the vesting applicable to this award, see the section entitled “Elements of Executive Compensation- Performance Measures and Vesting Conditions” in the Compensation Discussion and Analysis above. The performance criteria for the remainder of this award were not met and all 100,000 RSUs were cancelled.
(20)	The fair value of this performance-based RSU award has been determined to be zero, which is consistent with the estimate of aggregate compensation cost we recognized over the service period under FASB ASC Topic 718. The grant date fair value of this award assuming that the highest level of performance conditions would have been achieved was $2,114,000. The performance criteria for the remainder of this award were not met and 100,000 shares subject to the award were cancelled.

Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Dr. Sehat Sutardja(2)	—	—	131,989	2,102,585
Clyde R. Hosein(3)	—	—	22,554	359,285
Dr. Pantas Sutardja(4)	—	—	6,135	97,731

(1)	The RSUs vested on April 1, 2011 at $15.93 per share.
(2)	Dr. Sehat Sutardja had three separate awards vest on April 1, 2011 for 100,000 shares, 25,000 shares and 6,989 shares.
(3)	Mr. Hosein had three separate awards vest on April 1, 2011 for 15,000 shares, 5,000 shares and 2,554 shares.
(4)	Dr. Pantas Sutardja had two separate awards vest on April 1, 2011 for 5,000 shares and 1,135 shares.

Employment Contracts and Change-in-Control Arrangements

Other than for Mr. Hosein, our Chief Financial Officer and Secretary, during fiscal 2012, we did not have any employment agreements with any of our named executive officers, nor do we have any compensatory plan or arrangement that would result in any payments to any named executive officers upon such officer’s resignation, retirement or other termination or from a change-in-control. Any of our named executive officers may resign at any time and the employment of any named executive officer may be terminated at any time by our board of directors. Upon such resignation or termination, our executive officers would be entitled to receive earned but unpaid salary and bonus and accrued but unused vacation pay.

Clyde R. Hosein

On May 29, 2008, our board of directors appointed Clyde R. Hosein as our Chief Financial Officer effective as of June 23, 2008. In connection with Mr. Hosein’s employment with us, we and Mr. Hosein entered into an employment offer letter executed on May 29, 2008. Mr. Hosein was later appointed as our Corporate Secretary effective as of September 10, 2008 and our Interim Chief Operating Officer on October 20, 2008. On March 29, 2010, Mr. Hosein concluded his service as our Interim Chief Operating Officer but continues to serve as our Chief Financial Officer and Secretary.

Mr. Hosein will be entitled to severance benefits if within 12 months of a change-in-control, we terminate his employment other than for “cause,” if Mr. Hosein terminates employment for “good reason” or if Mr. Hosein’s employment is terminated within 30 days after being removed as Chief Financial Officer of the ultimate parent corporation of the surviving entity. In the event one of the foregoing occurs, then:

•	the sign-on bonus repayment obligation, if then in effect, will be forgiven;

•	Mr. Hosein will be entitled to immediate vesting of all stock options that would have vested in the one-year period following termination; and

•	Mr. Hosein will be entitled to a lump sum payment equal to 12 months of Mr. Hosein’s then current salary and target incentive payments.

Mr. Hosein will be entitled to severance benefits if we terminate his employment without cause or if Mr. Hosein terminates his employment for good reason. In the event one of the foregoing occurs, then:

•	Mr. Hosein will be entitled to receive a lump sum payment equal to 12 months of Mr. Hosein’s then current salary and target incentive payments; and

•	Mr. Hosein will be entitled to immediate vesting of any unvested portion of the 450,000 time-based options that would have vested in the one-year period following the termination date;

provided that if Mr. Hosein terminates his employment voluntarily and not for good reason he will receive no further salary or incentive payments beyond those he would ordinarily be entitled to through the date of termination, all equity award vesting will cease on the termination date and he will forfeit all rights to any portion of any equity award that was unvested on the termination date.

“Cause” is defined as any of the following: (i) Mr. Hosein’s willful and continued failure to perform the duties and responsibilities customary of his position after he has been delivered a written demand for performance from our Chief Executive Officer, which describes the basis for his belief that he has not substantially performed his duties and provides him with 90 days to take corrective action; (ii) any act of personal and intentional dishonesty taken by him in connection with his responsibilities as our employee with the intention or reasonable expectation that such action may result in his substantial personal enrichment; (iii) Mr. Hosein’s conviction of, or plea of nolo contendere to, a felony that our board of directors reasonably believes has had or will have a material detrimental effect on our reputation or business; (iv) a breach of any fiduciary duty owed to us by him that has a material detrimental effect on our reputation or business; (v) Mr. Hosein being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not he admits or denies liability); (vi) Mr. Hosein’s (A) obstructing or impeding, (B) endeavoring to influence, obstruct or impede, or (C) failing to materially cooperate with, any investigation authorized by our board of directors or any governmental or self-regulatory entity (an “Investigation”), however, Mr. Hosein’s failure to waive attorney-client privilege relating to communications with his own attorney in connection with an Investigation will not constitute “cause”; or (vii) Mr. Hosein’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this letter or his loss of any governmental or self-regulatory license that is reasonably necessary for him to perform his responsibilities to us under the terms of his offer letter, if (A) the disqualification, bar or loss continues for more than 30 days, and (B) during that period we use our good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

“Good Reason” is defined as any of the following: (a) the assignment to Mr. Hosein of any duties inconsistent with his position, duties, responsibilities, reporting requirement, and status with us; (b) the material diminishment of his duties, responsibilities, or authority; (c) a reduction of more than 10% in the rate of pay he was receiving, even if a similar reduction applies generally to other executive officers of the company; (d) a reduction of less than 10% in the rate of pay he was receiving, unless a similar reduction applies generally to other executive officers of us; (e) a material reduction of any benefits, perquisites, pensions, life or medical insurance or disability plans, other than a reduction that is generally applicable to other executive officers of us; or (f) any relocation of his place of employment more than 50 miles from the current location.

The receipt of any severance or other benefits will be subject to Mr. Hosein signing and not revoking a standard separation agreement and mutual release of claims.

Potential Payments in the Event of Termination at the End of our Last Fiscal Year

The following table shows the potential payments that would have been made to Mr. Hosein had (i) a termination without cause or, his resignation for good reason, occurred as of January 28, 2012, in each case unrelated to a change-in-control of the company, and (ii) within 12 months of the consummation of a change-in-control, a termination without cause or, his resignation for good reason, occurred as of January 28, 2012. On the last trading day of fiscal 2012, our closing stock price as reported on the NASDAQ Global Select Market was $15.79 per share. The numbers assume there is no unpaid salary, bonus or other amounts payable as of January 28, 2012.

	Base Salary ($)	Bonus ($)	Value of Accelerated Stock Options ($)	Forgiveness of Sign-On Bonus Repayment ($) (1)	Accrued Vacation Payout ($)	Total ($)
With change-in-control	468,000	374,400	237,437	—	68,449	1,148,286
Without change-in-control	468,000	374,400	—	—	68,449	910,849

(1)	Mr. Hosein has satisfied the condition requiring a two-year service period and would not be required to forfeit any portion of his sign-on bonus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares as of April 27, 2012, except as noted otherwise, for:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

•	each of our directors and nominees for director;

•	each of our named executive officers named in the Summary Compensation Table on page 45 of this proxy statement; and

•	all directors and current executive officers as a group.

Unless otherwise indicated, the address of each of the beneficial owners is c/o Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054.

	Shares Beneficially Owned(1)
Name	Number	Percent**
5% Shareholders:
FMR LLC(2)	52,426,663	9.1%
82 Devonshire Street Boston, MA 02109
T. Rowe Price Associates, Inc.(3)	37,195,545	6.5%
100 E. Pratt Street Baltimore, MD 21202
BlackRock, Inc(4).	36,236,441	6.3%
40 East 52nd Street New York, NY 10022
Weili Dai(5)	68,531,702	11.9%

Directors and Executive Officers:
Dr. Sehat Sutardja(6)	68,531,702	11.9%
Dr. Pantas Sutardja(7)	40,701,267	7.1%
Clyde R. Hosein(8)	639,269	*
Dr. Juergen Gromer(9)	86,000	*
Dr. Ta-lin Hsu(10)	45,334	*
Dr. John G. Kassakian(11)	76,000	*
Arturo Krueger(12)	148,000	*
Dr. Randhir Thakur	0	*
Directors and current executive officers as a group (7 persons)(13)	110,227,572	19.0%

*	Less than one percent.
**	The percentage of beneficial ownership for the following table is based on 573,041,429 shares outstanding on April 27, 2012.
(1)	Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. The number of shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares with respect to which the shareholder has sole or shared voting or investment power and any shares that the shareholder has a right to acquire within 60 days after April 27, 2012 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding shares, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted options or warrants into shares. Unless otherwise noted, the amounts shown are based on information furnished by the people named.
(2)	Based solely on information reported on a Schedule 13G/Amendment No. 3 filed with the SEC on February 14, 2012, by FMR LLC and Edward C. Johnson 3d, consists of 52,426,663 shares beneficially held by FMR LLC and Mr. Johnson, 785,391 shares for which FMR LLC possess sole voting power and 52,426,663 shares for which FMR LLC and Mr. Johnson possess sole dispositive power. Of the 52,426,663 shares, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 50,683,119 shares as a result of acting as investment advisor to various investment companies.
(3)	Based solely on information reported on a Schedule 13G/Amendment No. 6 filed with the SEC on February 8, 2012, by T. Rowe Price Associates, Inc., consists of 37,195,545 shares beneficially held by T. Rowe Price Associates, Inc., 8,941,575 shares for which it possesses sole voting power and 37,195,545 shares for which it is possesses sole dispositive power.
(4)	Based solely on information reported on a Schedule 13G filed with the SEC on February 9, 2012, by BlackRock, Inc., consists of 36,236,441 shares beneficially held by BlackRock, Inc., for which it possesses sole voting and dispositive power.
(5)	Consists of 320,000 shares subject to stock options held by Ms. Dai that are currently exercisable or will become exercisable within 60 days after April 27, 2012 and 2,538,300 shares subject to stock options held by Dr. Sehat Sutardja that Ms. Dai may be deemed to have beneficial ownership of and that are currently exercisable or will become exercisable within 60 days after April 27, 2012; 47,420,068 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 18,253,334 shares held by The Sutardja Family Partners, a California family limited partnership, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(6)	Consists of 2,538,300 shares subject to stock options held by Dr. Sehat Sutardja that are currently exercisable or will become exercisable within 60 days after April 27, 2012 and 320,000 shares subject to stock options held by Ms. Dai that Dr. Sehat may be deemed to have beneficial ownership of and that are currently exercisable or will become exercisable within 60 days after April 27, 2012; 47,420,068 shares held jointly by Dr. Sehat Sutardja and Ms. Dai, of which Dr. Sehat Sutardja and Ms. Dai share voting and dispositive power; and 18,253,334 shares held by The Sutardja Family Partners, a California family limited partnership, of which Dr. Sehat Sutardja and Ms. Dai are the general partners and share voting and dispositive power. Dr. Sehat Sutardja and Ms. Dai are husband and wife.
(7)	Consists of 3,085,832 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012 and 37,615,435 shares held by the Sutardja Chuk Revocable Family Trust, of which Dr. Pantas Sutardja has shared voting and dispositive power. 2,011,135 of such shares are held in an account that could be deemed a margin account.
(8)	Consists of 607,500 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012.
(9)	Consists of 86,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012.
(10)	Consists of 45,334 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012. On May 8, 2012, it was announced that Dr. Hsu would resign from our board of directors effective as of the date of our 2012 annual general meeting.
(11)	Consists of 74,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012.
(12)	Consists of 148,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012.
(13)	Consists of 6,904,966 shares subject to stock options that are currently exercisable or will become exercisable within 60 days after April 27, 2012.

RELATED PARTY TRANSACTIONS

The nominating and governance committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% shareholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which Marvell or a subsidiary is a participant, the amount involved exceeds $120,000 in any calendar year and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions requiring approval by the nominating and governance committee:

•

Employment of executive officers. Any employment by us of an executive officer of Marvell if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the executive compensation committee approved (or recommended that our board of directors approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•

Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues.

•

Transactions where all shareholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

•	Transactions involving competitive bids. Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

•

Regulated transactions. Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•

Certain banking-related services. Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•	Other Transactions. Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Marvell International Ltd., a direct subsidiary (“MIL”), is party to a technology license agreement with VeriSilicon Holdings Co., Ltd. (“VeriSilicon”). MIL assumed this technology license agreement between VeriSilicon and UTStarcom, Inc. after our acquisition of the semiconductor business of UTStarcom in December 2005. MIL has subsequently entered into various addenda to this agreement for additional technology beyond the scope of the original agreement. During fiscal 2012, MIL entered into three new addenda with VeriSilicon related to the technology license agreement. In addition, in September 2010, MIL entered into a services agreement with VeriSilicon, pursuant to which VeriSilicon has agreed to provide design support services to MIL. Under the service agreement, VeriSilicon helped on two projects for MIL during fiscal 2012. In connection with all of its transactions, MIL paid $1.2 million and $2.6 million to VeriSilicon during fiscal 2012 and fiscal 2011, respectively. As of April 27, 2012, we had approximately $ 27,000 of liability to VeriSilicon. Wayne Wei-Ming Dai, Ms. Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law), is the Chairman, President and Chief Executive Officer of VeriSilicon. Ms. Dai is also a shareholder of VeriSilicon. Ms. Dai is a greater than ten percent shareholder of Marvell and the Vice President and General Manager of Communications Business at Marvell Semiconductor, Inc., and Dr. Sehat Sutardja is the Chairman of our board of directors and our President and Chief Executive Officer. Dr. Sehat Sutardja and Ms. Dai are husband and wife.

In December 2009, MIL entered into a technology license agreement with Vivante Corporation (“Vivante”) that provides for the license of graphics technology and associated services. This agreement restates, expands and succeeds previous agreements between the parties for the same technology. The total amount of the license fee was $12.0 million (paid over three years) and ten percent for support fees (paid over three years). In August 2011, MIL entered into an amendment to the technology license agreement to include other technology that included additional license fees. In connection with all of its transactions, MIL paid $5.8 million and $5.7 million to Vivante during fiscal 2012 and fiscal 2011, respectively. As of April 27, 2012, we had $6.9 million of liability to Vivante. Dr. Sehat Sutardja and Ms. Dai, through their ownership and control of Estopia LLC, are indirect shareholders of Vivante. In addition, Dr. Sehat Sutardja is also a direct shareholder and Chairman of the board of directors of Vivante. Weijin Dai, Ms. Dai’s brother (and Dr. Sehat Sutardja’s brother-in-law), is the Chief Executive Officer of Vivante.

In April 2011, the audit committee approved a bonus for Ms. Dai with an aggregate value of $480,000, for services performed during fiscal 2011. Also in April 2011, the audit committee approved (i) an increase in the annual base salary of Ms. Dai to $500,000 (from 480,000), and (ii) a bonus participation target for Ms. Dai equal to 80% of her base pay, and the audit committee and executive compensation committee approved the grant to Ms. Dai of (A) an option to purchase 180,000 common shares at fair market value on the date of grant with service-based vesting and (B) an option to purchase 360,000 common shares, with vesting of the shares conditioned on the achievement of market-based price target for our common shares. The performance conditions applicable to the grant in (B) above are identical to performance conditions approved for such awards to our other vice presidents and director-level employees. In April 2012, the audit committee approved a bonus for Ms. Dai with an aggregate value of $400,000, for services performed during the fiscal 2012. Also in April 2012, the audit committee approved (i) an increase in the annual base salary of Ms. Dai to $510,000 (from 500,000), and (ii) a bonus participation target for Ms. Dai equal to 80% of her base pay, and the audit committee and executive compensation committee approved the grant to Ms. Dai of (A) an option to purchase 800,000 common shares at fair market value on the date of grant with service-based vesting and (B) 80,000 RSUs with service-based vesting. All of the foregoing service-based equity awards granted to Ms. Dai vest in equal annual installments over four years.

Indemnification Arrangements

We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bye-Laws or applicable law. In addition, we have agreed to indemnify Dr. Sehat Sutardja for reasonable fees and expenses that he may incur in challenging potential state and federal tax liabilities under Section 409A arising from his exercise of an option for our common shares.

We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended January 28, 2012. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

Established on March 21, 2000, the audit committee is currently comprised of three independent directors: Dr. Gromer, its Chairman, and Dr. Hsu and Mr. Krueger. Dr. Gromer was appointed to the audit committee and as chairman in December 2007, Dr. Hsu was appointed to the audit committee in April 2010, and Mr. Krueger was appointed to the audit committee in August 2005. Mr. Chang’s term of service on the audit committee concluded as of June 28, 2011. The purpose of the audit committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of our independent registered public accounting firm.

The audit committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in our financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of those financial statements. As more fully explained in the audit committee’s charter, the audit committee’s responsibility is to provide oversight of and to review those processes. The audit committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements.

The audit committee has reviewed and discussed the audited financial statements with our management. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The audit committee was kept apprised of the progress of management’s assessment of our internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management at meetings throughout the year. At the conclusion of the process, management provided the audit committee with a report on the effectiveness of our internal control over financial reporting. The audit committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC, as well as PricewaterhouseCoopers’ report of independent registered public accounting firm (included in our Annual Report on Form 10-K) relating to its audit of the consolidated financial statements. The audit committee has reviewed with management and PricewaterhouseCoopers (a) matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the additional analyses undertaken and procedures performed by us to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

In addition, the audit committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee has received from the independent registered public accounting firm, PricewaterhouseCoopers, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the audit committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to our board of directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012. The audit committee re-appointed PricewaterhouseCoopers as our independent registered public accounting firm for the year ending February 2, 2013, subject to our shareholders approving such appointment at the annual general meeting of shareholders.

The Audit Committee

Dr. Juergen Gromer, Chairman

Dr. Ta-lin Hsu

Arturo Krueger

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement beginning on page 23. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole.

The executive compensation committee oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our shareholders. To develop this objective, the executive compensation program was developed with the following principles in mind:

•	Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive’s role and ability to impact business performance.

•	Performance-Based: Establish an explicit link between compensation and both overall business results and individual performance.

•	Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation.

•	Aligned with Shareholders: Align the interests and objectives of our named executive officers and employees with furthering our growth and creating shareholder value.

•	Equity Stake: Share the enterprise value created by our named executive officers and employees through distribution of equity to key employees.

The executive compensation committee believes that both the elements and level of fiscal 2012 compensation for executive officers are consistent with the principles contained in our compensation philosophy as well as the overall goal of emphasizing sustained share price growth. In particular, the executive compensation committee believes that the structure and level of our fiscal 2012 compensation is linked to our business performance. Before casting your vote on this proposal, please carefully review the Compensation Discussion and Analysis to understand how our named executive officer compensation is designed.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual general meeting:

“RESOLVED, that, on an advisory and non-binding basis, the compensation of Marvell’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures be and is hereby approved.”

The say-on-pay vote is advisory, and therefore not binding on us, the executive compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the executive compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our executive compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders concerns and the executive compensation committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR the approval of Proposal No. 2.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

PROPOSAL NO. 3:

RE-APPOINTMENT OF AUDITORS AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX REMUNERATION

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of our board of directors, to fix the remuneration of the auditors and independent registered public accounting firm. At the annual general meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as our auditors and independent registered public accounting firm, and authorize the audit committee to fix the remuneration of the auditors and independent registered public accounting firm for the fiscal year ending February 2, 2013.

Board Recommendation and Required Vote

Our board of directors unanimously recommends that you vote FOR Proposal No. 3.

Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the re-appointment of PricewaterhouseCoopers and the authorization of the audit committee to fix its remuneration. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a simple majority of votes cast and entitled to vote at the annual general meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. In the event that the shareholders do not re-appoint PricewaterhouseCoopers at the annual general meeting, the existing auditors and independent registered public accounting firm shall hold office until a successor is appointed in accordance with Bermuda law and the Bye-Laws.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers have been our auditors and independent registered public accounting firm for the financial statements for each year since the year ended January 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the annual general meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.

Fees Paid to PricewaterhouseCoopers LLP

In addition to retaining PricewaterhouseCoopers to audit the consolidated financial statements for fiscal 2012, we have retained PricewaterhouseCoopers to provide certain other professional services in fiscal 2012. The aggregate fees billed for all services by PricewaterhouseCoopers in fiscal 2012 and fiscal 2011 were as follows:

Audit Fees

The aggregate audit fees for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $2,689,188 and $2,833,576 for fiscal 2012 and 2011, respectively.

Audit-Related Fees

The aggregate audit-related fees for each of the last two fiscal years for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or review of our financial statements was $52,500 and $0 for fiscal 2012 and 2011, respectively. The nature of the audit-related services included certain due diligence related to acquisitions.

Tax Fees

The aggregate tax fees for each of the last two fiscal years for professional services rendered by PricewaterhouseCoopers that were related to tax advice, tax compliance and foreign tax matters was $0 and $79,515 for fiscal 2012 and 2011, respectively.

All Other Fees

The aggregate all other fees for each of the last two fiscal years for services and products rendered by PricewaterhouseCoopers other than those reported in the categories above was $1,800 and $1,800 for fiscal 2012 and for fiscal 2011, respectively. The nature of the other services included subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures

The engagement of PricewaterhouseCoopers for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that PricewaterhouseCoopers provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non- audit services for which the company engages PricewaterhouseCoopers after May 6, 2003 require pre-approval by the audit committee. All audit and permitted non-audit service fees were approved by the audit committee.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR

THE 2013 ANNUAL GENERAL MEETING

Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2013 annual general meeting of shareholders, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below, no later than January 15, 2013. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-Laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bye-Laws. In accordance with Sections 12(3)(b), 12(3)(c), 12(4) and 34 of the Bye-Laws, shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a shareholder’s written notice must be received by us not less than 60 nor more than 180 days prior to the date set for the annual general meeting of shareholders (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year’s annual general meeting of shareholders). To comply with the Bye-Laws, a shareholder must provide appropriate notice to us no earlier than December 30, 2012 and no later than April 29, 2013. The notice must contain the name and business background of any person being nominated by such shareholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the shareholder submitting the proposal, statement or resolution, as well as other information that may be specified by our board of directors and the Bye-Laws as then in effect. Our board of directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-Laws and whether any such proposal will be acted upon at the annual general meeting of shareholders.

All shareholder proposals or nominations pursuant to this section may be sent to our Assistant Secretary at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers and directors and persons who beneficially own more than 10% of our shares are required to file with the SEC and furnish to us reports of ownership and change in ownership with respect to all our equity securities.

Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended January 28, 2012, and representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

OTHER MATTERS

At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the annual general meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

ANNUAL REPORT ON FORM 10-K

YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 28, 2012, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA 95054, ATTN: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dr. Sehat Sutardja

DR. SEHAT SUTARDJA

Chairman of the Board of Directors, President and

Chief Executive Officer

Santa Clara, California

May 15, 2012

Annex A

Marvell Technology Group Ltd.

Unaudited Reconciliations from GAAP to Non-GAAP

(In thousands, except percentages)

FY 2012
Net Revenue	$3,393,040
GAAP Operating Income	$604,146
Stock-based compensation	119,863
Acquisition-related costs(1)	1,961
Amortization and writeoff of acquired intangible assets	49,357

Modified Non-GAAP Operating Income	775,327
Percentage of revenue	22.9%
Restructuring	1,856
Legal/Tax related matters(2)	6,709

Non-GAAP Operating Income	$783,892

Percentage of revenue	23.1%
GAAP Weighted average shares — diluted	623,268
Non-GAAP adjustment	3,852

Non-GAAP Weighted average shares — diluted	627,120

GAAP net cash provided by operating activities	$771,247
Less:
Purchases of technology licenses	13,823
Purchases of property and equipment	88,779

Free cash flow(3)	668,645

Percentage of revenue	19.7%

(1)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition.
(2)	Legal/tax related matters include portions of settlements related to previous periods, proceeds related to a concluded legal matter and assessments of payroll taxes on employee benefits in certain jurisdictions.
(3)	Free cash flow is defined as cash flow from operations, less capital expenditures and purchases of intellectual property licenses.

A-1

The Annual General Meeting of Shareholders of

Marvell Technology Group Ltd.

will be held at the

Hyatt Regency Hotel,

Santa Clara Convention Center,

5101 Great America Parkway,

Santa Clara, California 95054

on

Thursday, June 28, 2012

at 4:00 p.m. Pacific time

MARVELL TECHNOLOGY GROUP LTD. CANON’S COURT

22 VICTORIA STREET

HAMILTON HM 12 BERMUDA

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46218-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARVELL TECHNOLOGY GROUP LTD.

AT THE ANNUAL GENERAL MEETING, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

For purposes of Proposal 1 only, an “Abstain” will have the same effect as a vote “Against.” Annual General Meeting

Election of Directors

1. Nominees:

1a. Dr. Sehat Sutardja 1b. Dr. Pantas Sutardja 1c. Dr. Juergen Gromer 1d. Arturo Krueger 1e. Dr. Randhir Thakur

For Against Abstain

2. Advisory vote to approve named executive officer compensation.

3. To re-appoint PricewaterhouseCoopers LLP as our auditors and independent registered public accounting firm, and to authorize the audit committee, acting on behalf of the board of directors, to fix the remuneration of the auditors and independent registered public accounting firm, in both cases for the fiscal year ending February 2, 2013.

For Against Abstain

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the back where indicated. Please note that changes to the registered names on the account may not be submitted via this method.

Please indicate if you plan to attend the Annual General Meeting.

Vote on Other Matters

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This Proxy is solicited on behalf of the Board of Directors of the Company.

This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” the election of all of the Director nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3 at the Annual General Meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MARVELL TECHNOLOGY GROUP LTD.

JUNE 28, 2012

Please date, sign and mail this proxy card in the postage-paid return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.marvellproxy.com.

Please detach along perforated line and mail in the envelope provided.

M46218-TBD

MARVELL TECHNOLOGY GROUP LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 28, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sehat Sutardja, Ph.D. and Clyde R. Hosein, and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the common shares of Marvell Technology Group Ltd. held of record by the undersigned on Tuesday, May 1, 2012, at the Annual General Meeting of Shareholders to be held at 4:00 p.m. (Pacific time) at the Hyatt Regency Hotel, Santa Clara Convention Center, 5101 Great America Parkway, Santa Clara, California 95054 on Thursday, June 28, 2012, or any adjournment or postponement thereof.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side